                                                               EXHIBIT (a)(1)(A)

================================================================================
                                    AXT, INC.

                           --------------------------

                  OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
                    FOR NEW OPTIONS (THE "OFFER TO EXCHANGE")

                           --------------------------

           THIS OFFER AND THE RIGHT TO WITHDRAW FROM THIS OFFER EXPIRE
    AT 9:00 P.M., PACIFIC TIME, ON JUNE 24, 2003, UNLESS WE EXTEND THIS OFFER

         This Document Constitutes Part of the Section 10(a) Prospectus
                Relating to the AXT, Inc. 1997 Stock Option Plan

                                  May 27, 2003

================================================================================

                                    AXT, INC.

          OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS
                           (THE "OFFER TO EXCHANGE").

              THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 9:00 P.M., PACIFIC TIME, ON JUNE 24, 2003 UNLESS WE EXTEND THE OFFER.

         AXT, Inc. ("AXT," the "Company," "we" or "us") is offering option holders who are current employees of AXT or its subsidiaries the opportunity to exchange certain outstanding options to purchase shares of AXT common stock at an exercise price greater than $2.10 per share ("Eligible Options") originally granted under the AXT, Inc. 1997 Stock Option Plan (the "1997 Plan") for new options to purchase shares of AXT common stock ("New Options") that we will grant under the 1997 Plan. We are making the offer upon the terms and conditions described in this Offer to Exchange, the related memorandum from Morris S. Young dated May 27, 2003, the Election Form and the Notice to Withdraw from the Offer (which together, as they may be amended from time to time, constitute the "offer" or "program"). The offer is not conditioned on a minimum number of options being tendered. The offer is subject to the conditions that we describe in Section 7 ("Conditions of the Offer") of this Offer to Exchange.

         You are eligible to participate in the offer if you are an employee of AXT or one of our subsidiaries and remain an employee through the date on which options returned for exchange are canceled. Members of our Board of Directors, including those who are employees of AXT, and executive officers of AXT, are not eligible to participate. We currently expect to cancel options tendered for exchange on June 24, 2003, after 9:00 p.m. Pacific Time, or promptly thereafter, unless the offer period is extended.

         Even if you are eligible to participate, you are not required to accept the offer. If you choose to accept the offer, then you may return for exchange any or all of your Eligible Options. If you decide to return for exchange one or more of your Eligible Options, then you must return for exchange the entire outstanding unexercised portion of each option you want to have exchanged. For purposes of the offer, "option" means a particular option grant to purchase a certain number of shares of our common stock. We will not accept partial tenders of options. In addition, if you choose to accept the offer, you must also return for exchange all of the options granted to you after November 26, 2002, regardless of exercise price ("Required Options"). Any Eligible Option that you do not return for exchange or that is not accepted by us for exchange will remain outstanding, and you will continue to hold such option in accordance with its terms.

         The offer is currently scheduled to expire on June 24, 2003 (the "Expiration Date"), and we expect to cancel options on June 24, 2003 after 9:00 p.m., Pacific Time, or promptly thereafter (the "Cancellation Date"). If you elect to participate in the offer, you will receive a confirmation of the acceptance for cancellation of your Eligible Options and Required Options promptly after the Expiration Date.

         Subject to the terms and conditions of this offer, the New Options will be granted on or promptly after the first trading day that is at least six months and one day after the date the returned options accepted for exchange are canceled (the "New Option Grant Date"). Assuming we do not extend the Expiration Date, we presently expect to grant the New Options on December 26, 2003 or promptly thereafter. In order to receive a grant of New Options, you must continue to be an employee of AXT or one of our subsidiaries on the New Option Grant Date. If you cease to be employed by AXT or any of our subsidiaries for any reason after the Cancellation Date and prior to the New Option Grant Date, you will not receive any New Options, or any other payment or consideration, in exchange for your returned options. If you are not employed by AXT or one of our subsidiaries on the New Option Grant Date, you will have forfeited your tendered and cancelled options. In addition, if AXT or any of its divisions in which you are employed is sold, or spun off in a transaction in which we do not retain control of the division prior to the New Option Grant Date, you may not be eligible to receive New Options, and may forfeit your cancelled options.

         We will grant the New Options under the 1997 Plan. Each eligible employee who accepts the offer and who remains an eligible employee on the New Option Grant Date will receive three shares subject to a New Option for every four shares subject to an option tendered in the exchange, rounded down to the nearest full share.

         As of May 27, 2003, options to purchase 3,020,577 shares of our common stock were outstanding under our 1997 Plan. As of that date, there were 1,527,926 shares of our common stock subject to Eligible Options and Required Options outstanding under the 1997 Plan. Assuming that all Eligible Options and Required Options are tendered for exchange, we would issue New Options to purchase 1,145,913 shares. The total number of shares underlying New Options that could be issued in the exchange would represent approximately 5.1% of our total shares outstanding as of May 27, 2003.

         Each New Option granted will preserve the vesting schedule and the vesting commencement date of the option it replaces, so that on the date the New Option is granted and on any date thereafter, you will be vested in the New Option to the same extent you would have been vested on that date had you retained your option that was submitted for exchange and replaced by the New Option. However, if you are a U.S. employee subject to the overtime compensation requirements of the Fair Labor Standards Act of 1938 (a "nonexempt employee"), your New Option, although vested, may not be exercised during the period of six months following the New Option Grant Date (except in the event of your death, disability, retirement, change in corporate ownership of AXT or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act.

         The exercise price per share under each New Option will be equal to the last reported sale price of our common stock reported by the Nasdaq National Market (or such other market on which the shares are principally traded or quoted) on the New Option Grant Date. The exercise price of your New Option may be higher or lower than the current price of our common stock, and may be higher or lower than the exercise price of your Eligible Options or Required Options. The market price of our common stock has declined substantially over the last year and has been subject to high volatility. Our common stock may trade at prices below the exercise price per share of the New Options. Depending on the exercise price of your Eligible Options and Required Options and other factors, the New Options may be less valuable than the options you return for exchange. WE RECOMMEND THAT YOU EVALUATE CURRENT MARKET QUOTES FOR OUR COMMON STOCK, AMONG OTHER FACTORS, BEFORE DECIDING WHETHER OR NOT TO TENDER YOUR OPTIONS. AT THE SAME TIME, YOU SHOULD CONSIDER THAT THE CURRENT MARKET PRICE OF OUR COMMON STOCK MAY PROVIDE LITTLE OR NO BASIS FOR PREDICTING WHAT THE MARKET PRICE OF OUR COMMON STOCK WILL BE ON THE NEW OPTION GRANT DATE OR AT ANY TIME IN THE FUTURE. YOU SHOULD CAREFULLY CONSIDER THESE UNCERTAINTIES BEFORE DECIDING WHETHER TO ACCEPT THE OFFER.

         Shares of AXT common stock are traded on the Nasdaq National Market under the symbol "AXTI." On May 22, 2002, the closing price of our common stock reported on the Nasdaq National Market was $1.21 per share. Unless otherwise stated, all monetary denominations referred to in this offer are United States dollars.

         ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR OPTIONS FOR EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER OR NOT TO TENDER YOUR OPTIONS.

         THIS OFFER TO EXCHANGE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         You should direct questions about the offer or requests for assistance or for additional copies of this Offer to Exchange, the memorandum from Morris
S. Young dated May 27, 2003, the Election Form and the Notice to Withdraw from the Offer to Kirk Lowe (email: kirk.lowe@axt.com) at AXT, Inc., 4281 Technology Drive, Fremont, California 94538 (telephone: (510) 683-5900, extension 208).

                                    IMPORTANT

         If you wish to tender your Eligible Options for exchange, you must complete and sign the Election Form in accordance with its instructions, and deliver it and any other required documents by fax, hand delivery, courier or mail to Kirk Lowe, at AXT, Inc., 4281 Technology Drive, Fremont, California 94538 (fax number (510) 438-4793) at or before 9:00 p.m., Pacific Time, on June 24, 2003, unless the offer is extended.

         We are not making the offer to, and we will not accept any tender of options from or on behalf of, option holders in any jurisdiction in which the offer or the acceptance of any tender of options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions.

         WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR OPTIONS THROUGH THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT AND IN THE RELATED MEMORANDUM FROM MORRIS S. YOUNG DATED MAY 27, 2003, ELECTION FORM AND NOTICE TO WITHDRAW FROM THE OFFER. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

                                TABLE OF CONTENTS

SUMMARY OF TERMS                                                                                                1

CERTAIN RISKS OF PARTICIPATING IN THE OFFER                                                                    13

INTRODUCTION                                                                                                   16

THE OFFER                                                                                                      18

  2.   ELIGIBILITY..........................................................................................   18

  3.   NUMBER OF OPTIONS; EXPIRATION DATE...................................................................   18

  4.   PURPOSE OF THE OFFER.................................................................................   19

  5.   PROCEDURES FOR TENDERING OPTIONS.....................................................................   21

  6.   WITHDRAWAL RIGHTS AND CHANGE OF ELECTION.............................................................   22

  7.   ACCEPTANCE OF OPTIONS FOR EXCHANGE AND ISSUANCE OF NEW OPTIONS.......................................   23

  8.   CONDITIONS OF THE OFFER..............................................................................   25

  9.   PRICE RANGE OF OUR COMMON STOCK UNDERLYING THE OPTIONS...............................................   28

  10.  SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS.............................................   29

  11.  INFORMATION CONCERNING AXT, INC......................................................................   31

  12.  INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS............   35

  13.  STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER..................   36

  14.  LEGAL MATTERS; REGULATORY APPROVALS..................................................................   36

  15.  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES........................................................   36

  16.  TERMS OF THE OFFER SPECIFIC TO ELIGIBLE PARTICIPANTS EMPLOYED OUTSIDE OF THE UNITED STATES...........   39

  17.  EXTENSION OF OFFER; TERMINATION; AMENDMENT...........................................................   39

  18.  FEES AND EXPENSES....................................................................................   40

  19.  ADDITIONAL INFORMATION...............................................................................   40

  20.  MISCELLANEOUS........................................................................................   41

APPENDIX A INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF AXT, INC.                            44

APPENDIX B GUIDE TO INTERNATIONAL ISSUES                                                                       45

ANNEX 1 ELECTION FORM                                                                                          49

ANNEX 2 NOTICE TO WITHDRAW FROM THE OFFER                                                                      57

                                SUMMARY OF TERMS

         The following are answers to some of the questions that you may have about the offer. However, it is only a summary, and you should read carefully the remainder of this Offer to Exchange, the accompanying memorandum from Morris
S. Young dated May 27, 2003, the Election Form and the Notice to Withdraw from the Offer. In addition, we urge you to review the information in our annual report on Form 10-K for the year ended December 31, 2002 and our quarterly report on Form 10-Q for the quarter ended March 31, 2003, as those documents contain important financial and other information about us. We have included references to the relevant sections of this Offer to Exchange where you can find a more complete description of the topics covered in this summary.

                       GENERAL QUESTIONS ABOUT THE PROGRAM

1.       WHAT SECURITIES IS AXT OFFERING TO EXCHANGE?

         We are offering to exchange your Eligible Options and any options that are required to be exchanged if you accept this offer for New Options. Eligible Options are all options to purchase common stock of AXT held by current employees that have an exercise price greater than $2.10 per share that are outstanding under the 1997 Plan. If you elect to exchange any of your Eligible Options, you must also exchange all of your Required Options, which are options granted to you after November 26, 2002, regardless of their exercise price. By returning for exchange any of your Eligible Options, you will automatically be deemed to have returned for exchange all of your Required Options. For purposes of the offer, "option" means a particular option grant to purchase a certain number of shares of our common stock. (See Section 2 of the Offer to Exchange.)

2.       WHO IS ELIGIBLE TO PARTICIPATE IN THE OFFER?

         Current employees of AXT or one of AXT's subsidiaries, excluding executive officers and members of the Board of Directors, who remain employees as of the Cancellation Date are eligible to participate in the offer. If you are currently on medical, maternity, worker's compensation, military or other statutorily protected leave of absence or personal leave of absence, you are also eligible to participate in the offer. However, if you resign or receive a "Notice of Termination" (as defined below) at any time before the Cancellation Date, you are not eligible to participate in the offer. In order to receive a New Option, you must remain an employee as of the date the New Options are granted, which will be the first trading day that is at least six months and one day after the date the returned options accepted for exchange are canceled. If AXT does not extend the offer, the New Options will be granted on December 26, 2003 or promptly thereafter. (See Section 1 of the Offer to Exchange.)

3.       HOW WILL I KNOW IF I HAVE RECEIVED A "NOTICE OF TERMINATION"?

         For purposes of the offer, you have received a "Notice of Termination" if, at any time before the Cancellation Date, you have received a written notice that AXT or one of its subsidiaries intends to take the necessary steps to end your employment relationship or, in accordance with local laws, you have received an offer, filed or have agreed in writing to file a petition in a labor court or have entered into an agreement, in each case, to end your employment relationship with AXT or one of its subsidiaries. (See Section 1 of the Offer to Exchange.)

4.       ARE EMPLOYEES OUTSIDE THE UNITED STATES ELIGIBLE TO PARTICIPATE?

         Yes. Eligible employees include those who are residents of the United States, Japan, Taiwan, and the People's Republic of China or employees of subsidiaries of AXT that are located in those countries, unless they are members of the AXT Board of Directors or are executive officers. Please be sure to read
Section 15 of this Offer to Exchange, which discusses terms of the offer specific to eligible employees outside the United States.

5.       WHY IS AXT MAKING THE OFFER?

         We believe that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of our Company. The offer provides an opportunity for us to offer eligible employees a valuable incentive to stay with our Company and to achieve high levels of performance. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our shares. We believe these options are unlikely to be exercised in the foreseeable future. This program is voluntary and will allow employees to choose whether to keep their current stock options at their current exercise price, or to cancel those options in exchange for New Options. By making this offer to exchange outstanding options for New Options with an exercise price equal to the market value of the underlying shares on the grant date, we intend to create better performance incentives for eligible employees and thereby maximize stockholder value. (See Section 3 of the Offer to Exchange.)

6.       HOW DOES THE EXCHANGE WORK?

         The Offer to Exchange will require the holder of an Eligible Option to make a voluntary election to cancel the outstanding stock option in exchange for a grant of a New Option on the first trading day that is at least six months and one day after the date that the returned option is canceled. This election will become irrevocable on the Expiration Date, currently scheduled for June 24, 2003, unless we extend the offer. If you choose to participate by exchanging any of your Eligible Options, you must exchange all stock options granted to you after November 26, 2002. Each New Option will be granted under the 1997 Plan and will be for the purchase of three shares for every four shares subject to the canceled option, rounded down to the nearest full share. If an eligible holder cancels an option that is an incentive stock option, the New Option will be an incentive stock option to the maximum extent that it qualifies as an incentive stock option under the current U.S. tax laws. It is possible that a portion of a holder's New Option will not qualify as an incentive stock option, and the excess portion of the New Option will be treated as a nonstatutory stock option.

7.       WHAT DO I NEED TO DO TO PARTICIPATE IN THE OFFER?

         To participate, you must complete the Election Form (in the form attached as Annex 1), sign it and ensure that we receive it no later than 9:00 p.m. Pacific Time on June 24, 2003 (or such later date as we may extend the expiration of the offer). You may return your Election Form either by facsimile to fax number (510) 438-4793 or by hand delivery, courier or mail to Kirk Lowe, SEC Reporting Manager, at AXT, Inc., 4281 Technology Drive, Fremont, California 94538. (See Section 4 of the Offer to Exchange.)

8. WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I BE NOTIFIED IF IT IS EXTENDED?

         The offer expires at 9:00 p.m., Pacific Time, on June 24, 2003, unless we extend the offer. We may, in our discretion or as required, extend the offer at any time, but we cannot assure you that the offer will be extended or, if extended, for how long. If the offer is extended, we will make a public announcement of the extension no later than 6:00 a.m., Pacific Time, on the next business day following the previously scheduled expiration of the offer. If we extend the offer, you must deliver your Election Form or Notice to Withdraw from the Offer before the expiration of the extended offer period. (See Section 4 of the Offer to Exchange.)

9.       WHAT WILL HAPPEN IF I DO NOT SUBMIT MY ELECTION FORM BY THE DEADLINE?

         If you do not submit your Election Form by the deadline in the manner described in the answer to the next question, then you will not participate in the option exchange, and all stock options you currently hold will remain outstanding at their original exercise price and under their original terms. (See Section 4 of the Offer to Exchange.)

         We request that even if you decide not to participate in the offer that you complete the Election Form and check the "No" box. This will help to facilitate our administration of the offer. Of course, as described in the answers to Questions 37 and 38 below, you are permitted during the period of this offer to change your election to participate in the offer.

10.      HOW DO I EXCHANGE MY OPTIONS?

         If you decide to tender your Eligible Options, you must deliver, before 9:00 p.m., Pacific Time, on June 24, 2003 (or such later date and time as we may extend the expiration of the offer), a properly completed and executed

Election Form and any other documents required by the Election Form via facsimile (fax number (510) 438-4793) or by hand delivery, courier or mail to Kirk Lowe, SEC Reporting Manger, at AXT, Inc., 4281 Technology Drive, Fremont, California 94538. This is a one-time offer, and we must strictly enforce the tender offer period. We cannot accept delivery of the Election Form (or Notice to Withdraw from the Offer) after the Expiration Date. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept all properly tendered options promptly after the expiration of the offer. (See
Section 4 of the Offer to Exchange.)

11.      IF I PARTICIPATE, WHAT WILL HAPPEN TO MY CURRENT OPTIONS?

         Eligible Options you elect to exchange under this program and any Required Options, which must be exchanged if you participate, will be canceled on June 24, 2003 or promptly thereafter (unless we extend the offer), and you will no longer have those options available for exercise. Any options you do not tender for exchange (other than any Required Options) will not be canceled and will remain outstanding at their original exercise price and under their original terms. (See Section 6 of the Offer to Exchange.)

12.      WHAT ARE THE CONDITIONS TO THE OFFER?

         The offer is subject to the conditions described in Section 7 ("Conditions of the Offer") of this Offer to Exchange. However, the offer is not conditioned on a minimum number of options being tendered. Participation in the offer is completely voluntary.

13. ARE THERE ANY ELIGIBILITY REQUIREMENTS THAT I MUST SATISFY AFTER THE EXPIRATION DATE OF THE OFFER TO RECEIVE THE NEW OPTIONS?

         Yes. To receive a grant of New Options through the offer, you must be employed by AXT or one of its subsidiaries both as of the option Cancellation Date and as of the New Option Grant Date.

         As discussed below, subject to the terms of this offer, we will not grant the New Options until the first trading day that is at least six months and one day after the option Cancellation Date. As the Cancellation Date is expected to be June 24, 2003, after 9:00 p.m. Pacific Time, we do not expect to grant New Options before December 26, 2003. IF, FOR ANY REASON, YOU DO NOT REMAIN AN EMPLOYEE OF AXT OR ONE OF ITS SUBSIDIARIES THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR OTHER PAYMENT OR CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE AND CANCELED. THIS RULE APPLIES REGARDLESS OF THE REASON YOUR EMPLOYMENT TERMINATED, WHETHER AS A RESULT OF VOLUNTARY RESIGNATION, INVOLUNTARY TERMINATION, DEATH OR DISABILITY. IT IS ALSO POSSIBLE THAT THE COMPANY OR ONE OF ITS DIVISIONS IS SOLD PRIOR TO THE DATE WE GRANT THE NEW OPTIONS, OR IS A PARTY TO A TRANSACTION IN WHICH THE DIVISION IN WHICH YOU ARE EMPLOYED IS SPUN OFF IN A TRANSACTION THAT COULD RENDER YOU SUBSEQUENTLY INELIGIBLE TO RECEIVE NEW OPTIONS, IN WHICH CASE THE NEW OPTIONS MAY NOT BE GRANTED TO YOU, AND YOU MAY NOT RECEIVE ANY NEW OPTIONS, OR MAY RECEIVE OPTIONS IN THE NEW OR RESULTING ENTITY. (See Section 2 of the Offer to Exchange.)

         You are reminded that unless expressly provided in your employment agreement, your employment with AXT or one of our subsidiaries, as the case may be, can be terminated by you or AXT, or one of our subsidiaries, including by sale of the Company or any of its subsidiaries at any time with or without cause. If your employment terminates before the New Option Grant Date, you will not receive any New Options, nor any payment or other consideration for your canceled options. Accordingly, you should carefully consider this decision before tendering any of your options. (See Section 6 of the Offer to Exchange.)

14. WHAT IF I AM AN EMPLOYEE OF AXT WHEN THE OFFER EXPIRES, BUT NOT AN EMPLOYEE WHEN THE NEW OPTIONS ARE GRANTED?

         IF YOU ARE NOT AN EMPLOYEE OF AXT OR ONE OF ITS SUBSIDIARIES ON THE NEW OPTION GRANT DATE (EXPECTED TO BE ON OR ABOUT DECEMBER 26, 2003), YOU WILL NOT RECEIVE ANY NEW OPTIONS OR OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS, EVEN IF YOUR TENDERED OPTIONS WERE PARTIALLY OR FULLY VESTED AT THE TIME OF

TENDER. As a result, if your employment ends after the offer expires but before the New Option Grant Date, you will not be able to exercise the tendered options, which will have been canceled, nor will you be granted New Options, nor will you receive a payment or other consideration for the tendered and canceled options. If you do not accept the offer, when your employment with us ends, you generally will be able to exercise your vested options, if any, during the limited period specified in your option documents, to the extent those options are vested on the day your employment ends. However, if you accept the offer, your returned options will be canceled, and you will not be eligible to receive New Options if you are not employed by us on the New Option Grant Date. (See
Section 2 of the Offer to Exchange.)

         THE OFFER DOES NOT CHANGE THE NATURE OF YOUR "AT-WILL" EMPLOYMENT WITH AXT, AND DOES NOT CREATE ANY OBLIGATION ON THE PART OF AXT OR ANY OF ITS SUBSIDIARIES TO CONTINUE YOUR EMPLOYMENT FOR ANY PERIOD. YOUR EMPLOYMENT MAY BE TERMINATED BY US OR BY YOU AT ANY TIME, INCLUDING PRIOR TO THE GRANT DATE OR VESTING OF THE NEW OPTIONS, FOR ANY REASON, WITH OR WITHOUT CAUSE.

15. WHY DOESN'T AXT GRANT THE NEW OPTIONS IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?

         If we were to grant the New Options on any date that is earlier than six months and one day after the Cancellation Date, we would be subject to onerous accounting treatment. We would be required for financial reporting purposes to treat the New Options as variable awards. This means that we would be required to record the non-cash accounting impact of decreases and increases in the Company's share price as a compensation expense for the New Options issued under this offer. We would have to continue this variable accounting for these New Options until they were exercised, forfeited or terminated. The higher the market value of our shares, the greater the compensation expense we would have to record. By deferring the grant of the New Options for at least six months and one day, we will not have to treat the New Options as variable awards. (See Section 12 of the Offer to Exchange.)

16. IF I TENDER OPTIONS IN THE OFFER, WILL I BE ELIGIBLE TO RECEIVE OTHER OPTION GRANTS BEFORE I RECEIVE MY NEW OPTIONS?

         No. If we cancel options you tender in the offer, you will not receive any other option grants before you receive your New Options. We will defer until after the New Option Grant Date the grant of other options, such as annual, bonus or promotion-related options, for which you might otherwise become eligible before the New Option Grant Date. If we were to grant you any options sooner than six months and one day after the Cancellation Date, they would be subject to the adverse accounting treatment described in the answer to Question
15. Therefore, any annual or other merit grant that might otherwise be approved for you will be delayed until after the New Option Grant Date. (See Section 6 of the Offer to Exchange.)

         If you do not tender any of your Eligible Options for exchange in the offer, you may receive discretionary option grants prior to the New Option Grant Date if the Compensation Committee or Board of Directors or their designee decides to make such grants (such options would have an exercise price equal to the last reported closing price on the date they are granted). As a result, participation in the offer may affect the date, price and vesting of any discretionary option grant that may be approved for you in the future. (See
Section 6 of the Offer to Exchange.)

                  SPECIFIC QUESTIONS ABOUT THE CANCELED OPTIONS

17.      WHICH OPTIONS MAY I TENDER FOR CANCELLATION?

         If eligible to participate, you may tender for cancellation one or more Eligible Options, which are outstanding, unexercised options granted under the 1997 Plan that have an exercise price greater than $2.10 per share. If you choose to participate, you must exchange all of your Required Options, which are stock options granted to you after November 26, 2002. (See Section 2 of the Offer to Exchange.)

18.      WILL I BE REQUIRED TO GIVE UP ALL MY RIGHTS TO THE CANCELED OPTIONS?

         Yes. Each returned option that we accept for exchange will be canceled, along with the corresponding stock option agreement, and will cease to exist. You will no longer have any rights under those options. (See Section 6 of the Offer to Exchange.)

19. IF I CHOOSE TO TENDER AN ELIGIBLE OPTION, DO I HAVE TO TENDER THE ENTIRE OPTION, OR MAY I DECIDE TO RETURN FOR EXCHANGE ONLY A PORTION OF THE OPTION?

         We are not accepting partial tenders of options. For each Eligible Option you hold, you may choose either to return it for exchange in its entirety or not at all. You may choose to tender one Eligible Option but retain another Eligible Option. However, you may not return for exchange less than all of a particular outstanding option. For example, if you have received two Eligible Options, you may choose to return for exchange neither option, both options or one option. If you have exercised an Eligible Option in part, you may tender the remaining unexercised portion of that option. (See Section 6 of the Offer to Exchange.)

         Also, if you decide to tender any of your Eligible Options, then you must tender all of your Required Options, which are options that were granted to you during the six month period prior to the commencement of the offer on May 27, 2003. This means that if you participate in the offer, you will be required to tender all options granted to you after November 26, 2002. For example, if you were granted an option in March 2002 and a second option in March 2003 and you want to tender your March 2002 option for cancellation, you would also be required to tender your March 2003 option. (See Section 2 of the Offer to Exchange.)

20.      MAY I TENDER EITHER VESTED OR UNVESTED OPTIONS?

         Yes. You may return for exchange any or all of your Eligible Options, whether or not they are vested, so long as they remain unexercised. But if you choose to accept the offer with respect to any of your Eligible Options, you must return the entire Eligible Option, both the vested and unvested portions. Moreover, if you choose to accept the offer with respect to any of your Eligible Options, you must also return for exchange all of your Required Options, if any, regardless of their exercise prices and whether or not they have vested.

21.      MAY I TENDER OPTIONS THAT I HAVE ALREADY EXERCISED IN FULL?

         No. The offer only pertains to outstanding options. It does not apply in any way to shares you have purchased, whether upon the exercise of options or otherwise, or whether or not you have vested in those shares. If you have exercised an Eligible Option in its entirety, that option is no longer outstanding and is therefore not subject to the offer. If you have exercised an Eligible Option in part, the remaining unexercised portion of that option is outstanding and may be tendered for exchange pursuant to the offer. Options for which you have properly submitted an exercise notice prior to the date the offer expires will be considered exercised to that extent, whether or not you have received confirmation of exercise for the shares purchased.

22.      MAY I TENDER SHARES I BOUGHT UNDER THE 1998 EMPLOYEE STOCK PURCHASE
         PLAN?

         No. The offer only pertains to options granted under the Company stock option plans listed in the response to Question 1 above. Any shares you purchased under the AXT, Inc. 1998 Employee Stock Purchase Plan are not outstanding options and cannot be tendered. The offer has no effect on the prices at which a participant in the Employee Stock Purchase Plan can buy stock.

                    SPECIFIC QUESTIONS ABOUT THE NEW OPTIONS

23.      HOW MANY SHARES WILL MY NEW OPTIONS COVER?

         This is a three-for four exchange offer. For every four Eligible Options or Required Options we cancel under this program, you will be entitled to receive a New Option for three shares that were subject to the returned option at the time it was canceled, rounded down to the nearest full share. For example, if you were granted an

Eligible Option for 1,000 shares, which you previously exercised for 300 shares, you would receive in exchange a New Option for 525 shares. (See Section 2 of the Offer to Exchange.)

24.      WHAT WILL BE THE EXERCISE PRICE OF THE NEW OPTIONS?

         The exercise price per share under the New Options will be equal to the last reported sale price of our common stock on the Nasdaq National Market (or such other market on which the shares are principally traded or quoted) on the New Option Grant Date (currently expected to be December 26, 2003 or promptly thereafter). Accordingly, we cannot predict the exercise price of the New Options. BECAUSE WE WILL NOT GRANT NEW OPTIONS UNTIL THE FIRST TRADING DAY THAT IS AT LEAST SIX MONTHS AND ONE DAY AFTER THE DATE WE CANCEL THE OPTIONS RETURNED AND ACCEPTED FOR EXCHANGE, THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR CANCELED OPTIONS. FURTHERMORE, AFTER THE GRANT OF THE NEW OPTIONS, OUR COMMON STOCK MAY TRADE AT A PRICE BELOW THE EXERCISE PRICE PER SHARE OF THOSE OPTIONS. DEPENDING ON THE EXERCISE PRICE OF YOUR RETURNED OPTIONS AND OTHER FACTORS, THE NEW OPTIONS MAY BE LESS VALUABLE THAN THE OPTIONS YOU ARE RETURNING FOR EXCHANGE. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO EXCHANGE YOUR OPTIONS. HOWEVER, YOU SHOULD ALSO CONSIDER THAT THE CURRENT MARKET PRICE OF OUR COMMON STOCK MAY PROVIDE LITTLE OR NO BASIS FOR PREDICTING WHAT THE MARKET PRICE OF OUR COMMON STOCK WILL BE ON THE GRANT DATE OF THE NEW OPTIONS OR AT ANY TIME IN THE FUTURE. (See Section 2 of the Offer to Exchange.)

25.      WHEN WILL I RECEIVE MY NEW OPTIONS?

         We will not grant the New Options until the first trading day that is at least six months and one day after the date we cancel the options accepted for exchange. If we cancel tendered options on June 24, 2003, after 9:00 p.m. Pacific Time, which is currently the expected Cancellation Date, the New Options will not be granted until December 26, 2003 or promptly thereafter. You must be an employee of AXT or one of its subsidiaries on the date we grant the New Options in order to be eligible to receive them. Note that we will require additional time after the New Option Grant Date in which to prepare and deliver to you for signature your new stock option agreement(s), and thus we estimate that you will not be able to exercise even vested portions of your New Options for a short period of time following the New Option Grant Date. (See Section 6 of the Offer to Exchange.)

26.      WHEN WILL THE NEW OPTIONS VEST?

         The vesting schedule for each New Option granted will preserve the vesting schedule and the vesting commencement date of the option it replaces, so that on the date the New Option is granted and on any date thereafter, you will be vested in your New Option to the same extent you would have been vested on that date had you retained the option that you returned for exchange. However, if you are a nonexempt employee, your New Option, although vested, may not be exercised during the period of six months following the New Option Grant Date (except in the event of your death, disability, retirement, change in corporate ownership of AXT or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act. (See Section 9 of the Offer to Exchange.)

27. AS A NONEXEMPT EMPLOYEE, WHY DO I HAVE TO WAIT UNTIL SIX MONTHS AFTER THE NEW OPTION GRANT DATE TO EXERCISE MY NEW OPTION?

         Pursuant to a recent Department of Labor interpretation of the Fair Labor Standards Act, profits made from the exercise of options held by nonexempt employees must be included in each nonexempt employee's regular rate of pay for purposes of calculating overtime payments. This treatment of nonexempt employee options could result in overtime payments that significantly exceed our budgeted forecasts. However, the Worker Economic Opportunity Act provides that if nonexempt employees are restricted from exercising their options within the first six months following the time of grant and certain additional requirements are satisfied, then this impact on overtime payment calculations does not occur. Accordingly, we have implemented a six-month exercise restriction with respect to New Options to be granted to nonexempt employees so that we may properly forecast and prudently manage our overtime costs. However, in accordance with the Worker Economic Opportunity Act, an exception to the six-month restriction on exercise of New Options granted to nonexempt employees will be provided in the event of the employee's death, disability, retirement, change in corporate ownership of AXT or other circumstances permitted by regulation. All other terms and conditions applicable to New Options, including their vesting, will be determined in the same manner for both nonexempt and exempt employees alike.

         Nonexempt employees should be aware that the practical effect of the six-month restriction on the exercise of New Options is that the employee will not be able to exercise any New Options for at least one year after the Cancellation Date. Consequently, until you are entitled to exercise your New Option you will be subject to the risk that fluctuations in the market price of our common stock may result in your New Option being "in-the-money" at a time when you are not entitled to exercise the option and then to be "under water" again once you are permitted to exercise the New Option.

28. AFTER THE GRANT OF THE NEW OPTIONS, WHAT WILL HAPPEN IF I AGAIN END UP WITH "UNDERWATER" OPTIONS?

         We are conducting this offer only at this time, considering the unusual stock market conditions that have affected many companies throughout the country. This is a one-time offer, and we do not expect to make this or a similar offer again in the future. As your stock options are valid for ten years from the date of grant, subject to continued employment, the price of our common stock may appreciate over the long term even if your options are "underwater" for some period of time after the date of grant of the New Options. HOWEVER, WE CAN PROVIDE NO ASSURANCE AS TO THE PRICE OF OUR COMMON STOCK AT ANY TIME IN THE FUTURE.

29.      WILL THE NEW OPTIONS BE DIFFERENT FROM MY TENDERED OPTIONS?

         New Options will be granted under the 1997 Plan and will be subject to the terms and conditions of the 1997 Plan and a new stock option agreement between you and us, which you will be required to sign as a condition to receiving your New Option. The New Options will have substantially the same terms and conditions as the tendered options, except for the new exercise price and a new ten-year term. However, if you are a nonexempt employee, your New Option will contain a limitation on exercise not contained in your canceled option. Even if vested, your New Option may not be exercised during the period of six months following the New Option Grant Date (except in the event of your death, disability, retirement, change in corporate ownership of AXT or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act.

         If you tender incentive stock options, the New Options will be incentive stock options to extent they qualify, but it is possible that your New Options may not qualify and will be treated as nonstatutory stock options. (See
Section 14 of the Offer to Exchange.)

30. IF MY CURRENT OPTIONS ARE INCENTIVE STOCK OPTIONS, WILL MY NEW OPTIONS\ BE INCENTIVE STOCK OPTIONS?

         Not necessarily. If your tendered options are incentive stock options, the New Options will be incentive stock options to the maximum extent they qualify as incentive stock options under current U.S. tax laws. One requirement for the New Options to qualify as incentive stock options is that the value of shares subject to options that first become exercisable by the option holder in any calendar year cannot exceed $100,000, as determined using the fair market value of the shares on the option grant date. The excess portion is deemed to be a nonstatutory stock option. It is possible that your New Options may exceed the $100,000 limit and the excess portion will be granted as nonstatutory stock options, even if your tendered options were incentive stock options. For a comparison of the U.S. federal income tax treatment of incentive stock options and nonstatutory stock options, see Section 14 of the Offer to Exchange.

31.      WHEN WILL THE NEW OPTIONS EXPIRE?

         New Options will expire ten years from the New Option Grant Date, or earlier if your employment with AXT terminates. (See Section 9 of the Offer to Exchange.)

32. HOW WOULD A STOCK SPLIT OR OTHER CHANGE IN AXT'S CAPITAL STRUCTURE AFFECT MY NEW OPTION?

         If, between the Cancellation Date and the New Option Grant Date, AXT pays a stock dividend or effects a stock split, reverse stock split or similar change in its capital structure, a proportionate adjustment will be made in the number of shares subject to a New Option granted in replacement of an option canceled in the exchange. For example, if AXT effected a one-for-four reverse stock split, each four shares of AXT common stock outstanding would be combined into one share of common stock. Accordingly, for each 1,000 shares subject to an option canceled in the exchange prior to the effective date of the reverse stock split, a New Option for 187 shares would be granted on the New Option Grant Date following the reverse stock split (1,000 shares adjusted for the one-for-four stock split results in 250 shares tendered for cancellation, for which an option to purchase three shares shall be issued for every four shares tendered, rounded down to the nearest full share). The exercise price of the New Option would nevertheless be equal to the last reported sale price of AXT common stock on the New Option Grant Date.

33. WHAT HAPPENS IF AXT MERGES INTO OR IS ACQUIRED BY ANOTHER COMPANY, OR IF THE DIVISION IN WHICH I AM EMPLOYED IS SOLD OR SPUN OFF INTO A SEPARATE ENTITY?

         It is possible that, prior to the grant of New Options, we might effect or enter into an agreement for a merger or other similar transaction in which AXT or one of its divisions is acquired by another company, or spun off into a separate entity.

         If there is a sale of all or substantially all of our assets or stock, or we merge with another company, or if the division in which you are employed is sold or spun off before the Expiration Date, you may withdraw your tendered options and have all the rights afforded you to acquire our common stock under the existing agreements evidencing those options. Further, if AXT is acquired prior to the Expiration Date, we reserve the right to withdraw the offer, in which case your old options and your rights under them will remain intact.

         If there is a sale of all or substantially all of our assets or stock, or we merge with another company, after your tendered options are accepted for exchange and canceled but before the New Options are granted, our obligations in connection with the offer would not automatically be assumed by the acquiring or resulting company. Whether or not the obligation to grant the New Options is assumed would depend on the terms of the acquisition agreement. While we would seek to make provision for tendering option holders in the acquisition agreement, we cannot guarantee what, if any, provision would be made. As a result, we cannot guarantee that any New Options would be granted by the acquiror in the event of such an acquisition or transaction. Therefore, it is possible that you could give up your Eligible Options and Required Options and not receive any New Options from the acquiring company.

         If the division in which you are employed is sold, spun off or subject to a similar transaction that results in such division no longer being a subsidiary of AXT, after your tendered options are accepted for exchange and canceled but before the New Options are granted, you may be ineligible to receive New Options from us, and our obligations in connection with the offer may not automatically be assumed by the acquiring or resulting company. Whether or not the obligation to grant options in the acquiring or resulting entity is assumed would depend on the terms of the transaction documents and the structure of the transaction. While we would seek to make provision for tendering option holders in the transaction, we cannot guarantee what, if any, provision would be made.

         If there is a sale of all or substantially all of our assets or stock, or we merge with another company, after your New Options have been granted, your New Options may be assumed by or replaced with new options of the acquiring company. If the acquiring or resulting company does not assume or replace your New Options and if you remain an employee of AXT or one of our subsidiaries, the New Options will automatically become fully vested and exercisable ten days prior to the effective date of such a transaction. However, any New Option that is neither assumed by the acquiring company nor exercised as of the date of the acquisition will terminate as of the effective date of the acquisition. If the division in which you are employed is sold, spun off or subject to a similar transaction that results in such division no longer being a subsidiary of AXT after your New Options have been granted, the treatment of your outstanding options will depend on the terms of the transaction documents, similar to the treatment of any outstanding options that you do not tender for cancellation.

         We are also reserving the right, in the event of a merger, sale, spin off or other or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive New Options under this Offer to Exchange. If we were to terminate your right to receive New Options under this offer in connection with such a transaction, employees who have tendered options for cancellation pursuant to this offer might not receive options to purchase securities of the acquiring company or any other consideration for their tendered options. (See Section 6 of the Offer to Exchange.)

34.      ARE THERE CIRCUMSTANCES WHERE I WOULD NOT BE GRANTED NEW OPTIONS?

         Yes. If you are no longer an employee of AXT or one of its subsidiaries on the New Option Grant Date, you will not receive any New Options. (See Section 2 of the Offer to Exchange.)

         Although we are not currently aware of any prohibitions under applicable law, it is possible that, even if we accept your tendered options, we will not grant New Options to you if we are prohibited by applicable law or regulations from doing so. Such a prohibition could result from changes in Securities and Exchange Commission rules, regulations or policies, Nasdaq listing requirements, accounting rules or foreign laws. We will use reasonable efforts to avoid or remedy any such prohibitions, but if it is applicable throughout the period from the first business day that is at least six months and one day after we cancel the options accepted for exchange and continuing thereafter, you will not be granted a New Option. (See Section 13 of the Offer to Exchange.)

         Also, as described in answer to the preceding question, you may not be granted New Options if the Board of Directors determines that this is necessary or appropriate to complete a transaction that is in the best interests of AXT and its stockholders.

35. WHAT HAPPENS TO OPTIONS THAT I CHOOSE NOT TO TENDER OR THAT ARE NOT ACCEPTED FOR EXCHANGE?

         Options that you choose not to tender in the offer or that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule.

         If you are a U.S. employee, you should note that there is a risk that incentive stock options you hold may be affected, even if you do not participate in the exchange. We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the offer. We also believe that the offer will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercise of such options) if you do not participate in the offer. However, the IRS may characterize the offer as a "modification" of those incentive stock options for U.S. federal income tax purposes, even if you decline to participate. Please read Section 14 ("Material U.S. Federal Income Tax Consequences") of the Offer to Exchange for more information.

36.      WILL I HAVE TO PAY TAXES IF I EXCHANGE MY OPTIONS IN THE OFFER?

         If you exchange your current options for New Options, you should not be required under current law to recognize income for U.S. federal income tax purposes at the time of the exchange or upon our acceptance and cancellation of the options. Further, at the grant date of the New Options, you will not be required under current law to recognize income for U.S. federal income tax purposes. (See Section 14 of the Offer to Exchange.)

         All option holders, including those subject to taxation in a foreign jurisdiction, whether by reason of their nationality, residence or otherwise, should consult their own personal tax advisors as to the tax consequences of their participation in the offer. Tax consequences may vary depending on each individual participant's circumstances. We have distributed as Appendix B to this Offer to Exchange a short summary of some of the consequences with respect to employees located in the People's Republic of China, Japan or Taiwan, who may be eligible to participate in the offer. If you are an employee located outside of the United States, we recommend that you consult with your own tax advisor to determine the tax and social insurance consequences of the offer under the laws of the country in which you live and work before deciding whether or not to participate in the offer. (See Section 15 of the Offer to Exchange.)

37.      CAN I WITHDRAW PREVIOUSLY TENDERED OPTIONS?

         Yes. You may withdraw your tendered options at any time before the offer expires at 9:00 p.m., Pacific Time, on the Expiration Date (currently scheduled to be June 24, 2003). If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, although we presently intend to accept and cancel validly tendered options promptly after the expiration of this offer, if we have not accepted and canceled your tendered options by July 23, 2003, you may withdraw your tendered options at any time on and after July 23, 2003. To withdraw tendered options, you must deliver to us via facsimile (fax number
(510) 438-4793) or by hand delivery, courier or mail to Kirk Lowe, SEC Reporting Manager, at AXT, Inc., 4281 Technology Drive, Fremont, California 94538, a signed Notice to Withdraw from the Offer (in the form attached as Annex 2), with the required information while you still have the right to withdraw the tendered options. Once you have withdrawn options, you may re-tender options only by again submitting another Election Form prior to the Expiration Date. (See
Section 5 of the Offer to Exchange.)

38.      CAN I CHANGE MY ELECTION REGARDING PARTICULAR TENDERED OPTIONS?

         Yes. You may change your election regarding particular tendered options at any time before the offer expires at 9:00 p.m., Pacific Time, on the Expiration Date (currently scheduled to be June 24, 2003). If we extend the offer beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the offer. In order to change your election, you must deliver to us via facsimile (fax number
(510) 438-4793) or by hand delivery, courier or mail Kirk Lowe, SEC Reporting Manager, at AXT, Inc., 4281 Technology Drive, Fremont, California 94538, a new Election Form, which includes the information regarding your new election, and is clearly dated after your original Election Form. (See Section 5 of the Offer to Exchange.)

39.      IS THIS A REPRICING?

         This is not a stock option repricing in the traditional sense. In a repricing, the exercise price of the employee's current stock options would be adjusted immediately to be equal to the closing price of our common stock on the date of the repricing.

40.      WHY CAN'T AXT JUST REPRICE MY OPTIONS, AS I HAVE SEEN DONE AT OTHER
         COMPANIES?

         In 1998, the Financial Accounting Standards Board adopted rules requiring unfavorable accounting consequences for companies that reprice options, as described in the answer to Question 15. If we were to simply reprice options, AXT would be required to take a charge against earnings for any future appreciation in the stock underlying the repriced options until the options were exercised, forfeited or terminated.

41.      WHY CAN'T I JUST BE GRANTED ADDITIONAL OPTIONS?

         Because of the large number of underwater AXT options currently outstanding, the grant of additional options equal in size to the outstanding options would have a severe negative impact on our common stock dilution, outstanding shares and per share operating results. In addition, we have a limited number of shares that we are allowed to grant under our stock option plans without seeking additional stockholder approval, and therefore our current stock option plan share reserves must be conserved.

42.      CAN I HAVE SOME EXAMPLES OF HOW THE OFFER MIGHT WORK?

         EXAMPLE 1

             ASSUMPTIONS:

                YOUR ORIGINAL GRANT DATE: May 1, 2002

                YOUR ORIGINAL STOCK OPTION GRANT: 5,000 shares (none of which has been exercised)

                YOUR ORIGINAL EXERCISE PRICE: $16.00 per share

                YOUR ORIGINAL VESTING SCHEDULE: 1,000 shares vested on May 1, 2003, and then annually thereafter until fully vested on May 1, 2007 or until termination of employment.

                HYPOTHETICAL STOCK PRICE ON NEW OPTION GRANT DATE: $2.00 per share

             HYPOTHETICAL NEW OPTION: Using the above assumptions to illustrate the offer, if you properly tendered your option and we accepted it for exchange, we would cancel your original option on June 25, 2003. On the New Option Grant Date, which would be December 26, 2003, if you remained employed with AXT, we would grant you a New Option for 3,750 shares at an exercise price equal to the hypothetical stock price of $2.00 per share. The vesting schedule for the New Option would be the same as the vesting schedule of the canceled option, and therefore you would have vested in 750 shares (reflecting the 3 for 4 exchange) as of December 26, 2003. Provided your employment with AXT continued, you would vest in an additional 750 shares on May 1, 2004 and annually thereafter through May 1, 2007.

         EXAMPLE 2

             ASSUMPTIONS:

                YOUR ORIGINAL GRANT DATE: December 1, 2002

                YOUR ORIGINAL STOCK OPTION GRANT: 5,000 shares (none of which have been exercised)

                YOUR ORIGINAL EXERCISE PRICE: $1.50 per share

                YOUR ORIGINAL VESTING SCHEDULE: 1,000 shares vest on December 1, 2003, and then annually thereafter until fully vested on December 1, 2007 or until termination of employment.

                HYPOTHETICAL REVERSE STOCK SPLIT: Assume that prior to the New Option Grant Date, the Company effects a one-for-four reverse stock split in which each four shares of common stock outstanding are combined into one share of common stock. As a result of this reverse stock split, all outstanding options will be proportionately adjusted. Had your original option remained outstanding, it would have been adjusted to represent an option for 1,250 shares at an exercise price of $6.00 per share, thus preserving the original aggregate exercise price for your option of $7,500.00.

                HYPOTHETICAL STOCK PRICE ON NEW OPTION GRANT DATE: $8.00 per share

             HYPOTHETICAL NEW OPTION: Since your original option was granted after November 26, 2002, it is a Required Option that must be returned for exchange if you elect to return for exchange any Eligible Option. Using the above assumptions to illustrate the offer, we would cancel your original option on June 25, 2003. On the New Option Grant Date, which would be December 26, 2003, if you remained employed with AXT, we would grant you a New Option for 937 shares (reflecting a proportionate adjustment for the reverse stock split and rounding down for any fractional shares) at an exercise price equal to the hypothetical stock price of $8.00 per share. Please note that in this example, the new exercise price of $8.00 is greater than your original option's exercise price of $6.00 (as proportionately adjusted for the reverse stock split). The vesting schedule for the New Option would be the same percentage as the vesting schedule of the canceled option, and therefore you would vest in approximately 187 shares (as proportionately adjusted for the reverse stock split) on December 1, 2003. Provided your employment with AXT continued, you would vest in an additional approximately 187 shares on December 1, 2004 and annually thereafter through December 1, 2007.

43.      WHAT DO AXT AND THE BOARD OF DIRECTORS THINK OF THE OFFER?

         Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options. You must make your own decision whether or not to tender options taking into account your own personal circumstances and preferences. For questions regarding tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or financial advisor.

44.      WHOM CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

         For additional information or assistance, you should contact:

         Kirk Lowe
         SEC Reporting Manager
         AXT, Inc.
         4281 Technology Drive
         Fremont, CA 94538

         Kirk Lowe: (510) 683-5900, extension 208; e-mail: kirk.lowe@axt.com

         WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE RELATED MEMORANDUM FROM MORRIS
S. YOUNG, THE ELECTION FORM OR THE NOTICE TO WITHDRAW FROM THE OFFER. IF ANYONE MAKES ANY REPRESENTATION OR GIVES YOU ANY INFORMATION DIFFERENT FROM THE REPRESENTATIONS OR INFORMATION CONTAINED IN THESE DOCUMENTS, YOU MUST NOT RELY UPON THAT REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD RETURN FOR EXCHANGE OR REFRAIN FROM RETURNING FOR EXCHANGE YOUR OPTIONS PURSUANT TO THIS OFFER. IF ANYONE MAKES ANY RECOMMENDATION TO YOU, YOU MUST NOT RELY UPON THAT RECOMMENDATION AS HAVING BEEN AUTHORIZED BY US. YOU SHOULD RELY ONLY ON THE REPRESENTATIONS AND INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU.

                   CERTAIN RISKS OF PARTICIPATING IN THE OFFER

         Participation in the offer involves a number of potential risks, including those described below. The risks identified in this section and the risks described under the heading entitled "Risk Factors That Could Affect Our Future Performance" in our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2003, filed with the SEC on May 9, 2003, highlight the material risks of participating in this offer. Eligible participants should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the rest of this Offer to Exchange, along with the memorandum from Morris S. Young dated May 27, 2003, the Election Form and the Notice to Withdraw from the Offer before deciding to participate in the offer. IN ADDITION, WE URGE THOSE EMPLOYEES WHO LIVE AND WORK OUTSIDE OF THE UNITED STATES TO READ SECTION 15 ("TERMS OF THE OFFER SPECIFIC TO ELIGIBLE PARTICIPANTS EMPLOYED OUTSIDE OF THE UNITED STATES") AND APPENDIX B OF THIS OFFER TO EXCHANGE DISCUSSING TAX CONSEQUENCES IN THAT COUNTRY, AS WELL AS THE OTHER DOCUMENTS LISTED ABOVE, AND TO CONSULT WITH AN INVESTMENT AND TAX ADVISOR AS NECESSARY BEFORE DECIDING TO PARTICIPATE IN THIS EXCHANGE OFFER.

                                 ECONOMIC RISKS

IF YOUR EMPLOYMENT TERMINATES PRIOR TO THE GRANT OF THE NEW OPTIONS, YOU WILL RECEIVE NEITHER A NEW OPTION NOR THE RETURN OF YOUR CANCELED OPTION.

         Once your option is canceled, it cannot be restored, and you will not be granted a New Option if you are not an employee of AXT or one of its subsidiaries on the date the New Options are granted. Accordingly, if your employment terminates for any reason, including as a result of a reduction-in-force by the Company, prior to the grant of the New Options, you will have the benefit of neither the canceled option nor the New Option.

IF OUR STOCK PRICE INCREASES AFTER THE DATE YOUR TENDERED OPTIONS ARE CANCELED, YOUR CANCELED OPTIONS MIGHT HAVE BEEN WORTH MORE THAN THE NEW OPTIONS THAT YOU RECEIVE IN EXCHANGE FOR THEM.

         Although the market price of our common stock is currently lower than the exercise prices of all Eligible Options, the market price of our common stock may increase in the future. If you accept the offer and the price of our common stock increases above the exercise price of the Eligible Options and Required Options, if any, that you tender in the offer during the term of such options, the value of your New Options may be less than the value of your options which were canceled in the exchange. For example, if you tender for cancellation an option with a $12.00 exercise price, and our stock appreciates to $15.00 when the New Options are granted, your New Option will have a higher exercise price than the canceled option and you will have only three-quarters of the number of options you cancelled.

PARTICIPATION IN THE OFFER WILL MAKE YOU INELIGIBLE TO RECEIVE ANY OPTION GRANTS UNTIL DECEMBER 26, 2003, AT THE EARLIEST.

         Employees are generally eligible to receive option grants at any time that the Board of Directors or Compensation Committee chooses to make them. For example, you might be eligible to receive future option grants in accordance with our standard policies relating to performance and/or promotion. However, if you participate in the offer, you will not be eligible to receive any option grants until December 26, 2003, at the earliest, because we would incur adverse accounting consequences if we were to grant additional options to employees who participate in the offer within six months of the Cancellation Date. Please note, however, that acceptance of the offer will not, by itself, entitle you to receive any future option grants other than any New Options you are eligible to receive in replacement of your canceled options.

IF WE ENTER INTO A MERGER OR OTHER SIMILAR TRANSACTION, OR SELL OR SPIN OFF THE DIVISION IN WHICH YOU ARE EMPLOYED, EITHER BEFORE OR AFTER THE EXPECTED DATE OF GRANT OF THE NEW OPTIONS, YOU MIGHT RECEIVE NEW OPTIONS WITH LIMITED POTENTIAL FOR FUTURE VALUE OR NO NEW OPTIONS AT ALL.

         If AXT is acquired in a merger, a sale of all or substantially all of our assets or stock, or other similar transaction before the New Option Grant Date, the acquiring company may not agree to assume our obligation to grant New Options. Therefore, it is possible that you could give up your Eligible Options and Required Options, if any, and not receive New Options from the acquiring company. If our shares are acquired in a cash merger following the New Option Grant Date, your New Option exercise price may be close to the cash price being paid for our shares, resulting in very limited future price appreciation potential. Furthermore, the Board of Directors has reserved the right to not grant the New Options if that were to become necessary or appropriate to complete a transaction that the Board believes to be in the best interests of AXT and our stockholders.

         If the division in which you are employed is sold, spun off or subject to a similar transaction that results in such division no longer being a subsidiary of AXT, after your tendered options are accepted for exchange and canceled but before the New Options are granted, you may be ineligible to receive New Options from us, and our obligations in connection with the offer may not automatically be assumed by the acquiring or resulting company. Whether or not the obligation to grant options in the acquiring or resulting entity is assumed would depend on the terms of the transaction documents and the structure of the transaction. While we would seek to make provision for tendering option holders in the transaction, we cannot guarantee what, if any, provision would be made. If the division in which you are employed is sold, spun off or subject to a similar transaction that results in such division no longer being a subsidiary of AXT, after your New Options have been granted, the treatment of your outstanding options will depend on the terms of the transaction documents, similar to the treatment of any outstanding options that you do not tender for cancellation.

IF WE ARE PROHIBITED BY APPLICABLE LAW OR REGULATIONS FROM GRANTING NEW OPTIONS, YOU WILL NOT RECEIVE EITHER A NEW OPTION, THE RETURN OF YOUR CANCELED OPTIONS, OR ANY OTHER CONSIDERATION.

         We will not grant New Options to you if we are prohibited by applicable law or regulations from doing so. Such a prohibition could result from changes in SEC rules, regulations or policies or Nasdaq National Market listing requirements. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited as of the date of grant we will not grant you any New Options and you will not receive any other compensation for the options you tendered.

                      TAX-RELATED RISKS FOR U.S. RESIDENTS

A PORTION OF YOUR NEW OPTIONS MAY BE NONSTATUTORY STOCK OPTIONS, WHEREAS YOUR CANCELED OPTIONS MAY HAVE BEEN INCENTIVE STOCK OPTIONS.

         If your canceled option was an incentive stock option, the New Option which replaces it will be an incentive stock option to the maximum extent it qualifies as an incentive stock option under current U.S. tax laws. One requirement for the New Option to qualify as an incentive stock option is that the value of shares subject to the New Option that become exercisable for the first time in any calendar year cannot exceed $100,000, as determined by the fair market value of the shares subject to the option on the date of grant. The excess portion of the option is deemed to be a nonstatutory stock option. It is possible that your New Option may exceed this $100,000 limit, and the excess portion will be granted as a separate New Option that is a nonstatutory stock option. For more detailed information, please read Section 14 ("Material U.S. Federal Income Tax Consequences") of this Offer to Exchange. You should consult with your personal tax advisor regarding any effect this may have on your personal tax situation.

EVEN IF YOU ELECT NOT TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM, YOUR INCENTIVE STOCK OPTIONS MAY BE AFFECTED.

         We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the offer. We also believe that the offer will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in the offer.

         However, the IRS may characterize the offer as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of the incentive stock options that could have been exchanged. This does not necessarily mean that our offer to exchange options will be viewed the same way. Private letter rulings issued by the IRS contain its opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling or assume the same opinion would apply to their situation, even if the facts at issue are similar to those in the letter. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We, therefore, do not know if the IRS will assert the position that our offer constitutes a "modification" of incentive stock options, which although not tendered are still eligible for the exchange offer. A successful assertion by the IRS of this position could, in some cases, cause an option to cease to qualify as an incentive stock option. In other cases, such a successful assertion by the IRS could extend the option's holding period necessary to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option. Please review Section 14 ("Material U.S. Federal Income Tax Consequences") of this Offer to Exchange for further detailed information regarding the tax differences between incentive stock options and nonstatutory stock options.

         If you are an employee who lives or works outside of the United States, you should read Section 15 ("Terms of the Offer Specific to Eligible Participants Employed Outside of the United States") and Appendix B of this Offer to Exchange for a discussion of the tax consequences in that country, and you should consult with your personal tax advisor about the effect on your personal tax situation if you choose to participate in the offer.

                             BUSINESS-RELATED RISKS

         For a description of risks related to AXT's business, please see
Section 19 ("Miscellaneous") of this Offer to Exchange.

                                  INTRODUCTION

         AXT, Inc. ("AXT," the "Company," "we" or "us") is offering certain option holders who are current employees of AXT or its subsidiaries the opportunity to exchange certain outstanding options to purchase shares of AXT common stock at an exercise price greater than $2.10 per share ("Eligible Options") originally granted under the AXT, Inc. 1997 Stock Option Plan (the "1997 Plan") for new options to purchase shares of AXT common stock ("New Options") that we will grant under the 1997 Plan. We are making the offer upon the terms and conditions described in this Offer to Exchange (the "Offer to Exchange"), the related memorandum from Morris S. Young dated May 27, 2003, the Election Form and the Notice to Withdraw from the Offer (which together, as they may be amended from time to time, constitute the "offer" or "program"). The offer is not conditioned on a minimum number of options being tendered. The offer is subject to the conditions that we describe in Section 7 ("Conditions of the Offer") of this Offer to Exchange.

         You are eligible to participate in the offer if you are an employee of AXT or one of our subsidiaries and remain an employee through the date on which options returned for exchange are canceled. Members of our Board of Directors, including those who are employees of AXT and executive officers of AXT, are not eligible to participate. We currently expect to cancel options tendered for exchange on June 24, 2003 after 9:00 p.m. Pacific Time, or promptly thereafter, unless the offer period is extended.

         Even if you are eligible to participate, you are not required to accept the offer. If you choose to accept the offer, then you may return for exchange any or all of your Eligible Options. If you decide to return for exchange one or more of your Eligible Options, then you must return for exchange the entire outstanding unexercised portion of each option you want to have exchanged. For purposes of the offer, "option" means a particular option grant to purchase a certain number of shares of our common stock. We will not accept partial tenders of options. In addition, if you choose to accept the offer, you must also return for exchange all of the options granted to you after November 26, 2002, regardless of exercise price ("Required Options"). Any Eligible Option that you do not return for exchange or that is not accepted by us for exchange will remain outstanding, and you will continue to hold such option in accordance with its terms.

         The offer is currently scheduled to expire on June 24, 2003 (the "Expiration Date"), and we expect to cancel options on June 24, 2003 after 9:00 p.m. Pacific Time, or promptly thereafter (the "Cancellation Date"). If you elect to participate in the offer, you will receive a confirmation of the acceptance for cancellation of your Eligible Options and Required Options promptly after the Expiration Date.

         Subject to the terms and conditions of this offer, the New Options will be granted on or promptly after the first trading day that is at least six months and one day after the date the returned options accepted for exchange are canceled (the "New Option Grant Date"). Assuming we do not extend the Expiration Date, we presently expect to grant the New Options on December 26, 2003 or promptly thereafter. In order to receive a grant of New Options, you must continue to be an employee of AXT or one of our subsidiaries on the New Option Grant Date. If you cease to be employed by AXT or any of our subsidiaries for any reason after the Cancellation Date and prior to the New Option Grant Date, you will not receive any New Options, or any other payment or consideration, in exchange for your returned options. If you are not employed by AXT or one of our subsidiaries on the New Option Grant Date, you will have forfeited your tendered options.

         We will grant the New Options under the 1997 Plan. Each eligible employee who accepts the offer and who remains an eligible employee on the New Option Grant Date will receive three shares subject to a New Option for every four shares subject to an option tendered in the exchange, rounded down to the nearest full share, subject to adjustments for stock dividends, stock splits, reverse stock splits and other similar events.

         As of May 27, 2003, options to purchase 3,020,577 shares of our common stock were outstanding under our 1997 Plan. As of that date, there were 1,527,926 shares of our common stock subject to Eligible Options and Required Options outstanding under this plan. Assuming that all Eligible Options and Required Options are tendered for exchange, we would issue New Options to purchase 1,145,913 shares. The total shares underlying New Options that could be issued in the exchange would represent approximately 5.1% of our total shares outstanding as of May 27, 2003.

         Each New Option granted will preserve the vesting schedule and the vesting commencement date of the option it replaces, so that on the date the New Option is granted and on any date thereafter, you will be vested in the New Option to the same proportion you would have been vested on that date had you retained your option that was tendered for exchange and replaced by the New Option. However, if you are a U.S. employee subject to the overtime compensation requirements of the Fair Labor Standards Act of 1938 (a "nonexempt employee"), your New Option, although vested, may not be exercised during the period of six months following the New Option Grant Date (except in the event of your death, disability, retirement, change in corporate ownership of AXT or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act.

         The exercise price per share under each New Option will be equal to the last reported sale price of our common stock reported by the Nasdaq National Market (or such other market on which the shares are principally traded or quoted) on the New Option Grant Date. The exercise price of your New Option may be higher or lower than the current price of our common stock, and may be higher or lower than the exercise price of your Eligible Options or Required Options. The market price of our common stock has declined substantially over the last year and has been subject to high volatility. Our common stock may trade at prices below the exercise price per share of the New Options. Depending on the exercise price of your returned options and other factors, the New Options may be less valuable than the options you return for exchange. WE RECOMMEND THAT YOU EVALUATE CURRENT MARKET QUOTES FOR OUR COMMON STOCK, AMONG OTHER FACTORS, BEFORE DECIDING WHETHER OR NOT TO TENDER YOUR OPTIONS. AT THE SAME TIME, YOU SHOULD CONSIDER THAT THE CURRENT MARKET PRICE OF OUR COMMON STOCK MAY PROVIDE LITTLE OR NO BASIS FOR PREDICTING WHAT THE MARKET PRICE OF OUR COMMON STOCK WILL BE ON THE NEW OPTION GRANT DATE OR AT ANY TIME IN THE FUTURE. YOU SHOULD CAREFULLY CONSIDER THESE UNCERTAINTIES BEFORE DECIDING WHETHER TO ACCEPT THE OFFER.

         Shares of AXT common stock are traded on the Nasdaq National Market under the symbol "AXTI." On May 22, 2003, the closing price of our common stock reported on the Nasdaq National Market was $1.21 per share. Unless otherwise stated, all monetary denominations referred to in this offer are United States dollars.

                                    THE OFFER

1.       ELIGIBILITY.

         Employees are "eligible employees" if they are employees of AXT or one of our subsidiaries as of the date the offer commences and as of the date on which the tendered options are canceled; provided, however, that members of the Board of Directors, including those who are employees of AXT, and executive officers are not eligible to participate in the offer. Employees who are on medical, maternity, worker's compensation, military or other statutorily protected leave of absence or personal leave of absence are eligible to participate in the offer. However, an employee who resigns or receives a "Notice of Termination" at any time before the Cancellation Date is not eligible to participate in the offer. An employee will have received a "Notice of Termination" if, at any time before the Cancellation Date, the employee has received a written notice that AXT or one of its subsidiaries intends to take the necessary steps to end the employee's employment relationship or, in accordance with local laws, the employee has received an offer, filed or has agreed in writing to file a petition in a labor court or has entered into an agreement, in each case, to end the employee's employment relationship with AXT or one of its subsidiaries.

         In order to receive a New Option, you must remain an employee of AXT or one of its subsidiaries as of the date the New Options are granted, which will be at least six months and one day after the Expiration Date. If AXT does not extend the offer, the New Options will be granted on or promptly after December 26, 2003.

2.       NUMBER OF OPTIONS; EXPIRATION DATE.

         In accordance with the terms and subject to the conditions of this offer, we will exchange for New Options granted under the 1997 Plan, all Eligible Options and all Required Options that are properly tendered and not validly withdrawn in accordance with Section 5 before 9:00 p.m., Pacific Time, on the Expiration Date. We will not accept partial tenders of options for any portion less than all of the unexercised shares subject to an individual option. Therefore, you may tender options for all or none of the unexercised shares subject to each of your Eligible Options.

         Eligible Options are all options held by current employees of AXT or our subsidiaries that are outstanding under the 1997 Plan and have an exercise price greater than $2.10 per share. In addition, if you tender any option for exchange, you will be required to also tender all options that you received during the six-month period prior to the commencement of this offer. Since the offer commenced on May 27, 2003, if you participate in the offer, you will be required to tender all options granted to you after November 26, 2002. By exchanging any Eligible Option pursuant to the offer, you will automatically be deemed to have returned all of your options granted to you after November 26, 2002 for exchange and cancellation.

         If you properly tender any of your Eligible Options and all of your Required Options for exchange and we accept such options for exchange, we will cancel such options and grant you New Options under the 1997 Plan pursuant to a New Option agreement. You will be entitled to receive, in exchange for each canceled option, a New Option for three shares for every four shares of unexercised shares that were subject to the canceled option, rounded down to the nearest full share. If, between the Cancellation Date and the New Option Grant Date, we pay a stock dividend or effect a stock split, reverse stock split or similar change in our capital structure, we will make a proportionate adjustment in the number of shares subject to the New Option granted in replacement of each option canceled in the exchange.

         The New Options will be granted on or promptly after the first trading day that is at least six months and one day after the date returned options are accepted for exchange and canceled. The exercise price of the New Options will be equal to the last reported sale price of our common stock on the Nasdaq National Market (or such other market on which our shares are traded or quoted) on the date of grant, which is currently expected to be December 26, 2003. The returned options that we accept for exchange pursuant to the offer will be canceled, and you will have no further right or entitlement to purchase shares of our common stock pursuant to those canceled options.

         IF, FOR ANY REASON, YOU DO NOT REMAIN AN EMPLOYEE OF AXT OR ONE OF OUR SUBSIDIARIES THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR OTHER CONSIDERATION IN EXCHANGE FOR YOUR

TENDERED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE. THIS MEANS THAT IF YOU RETIRE, QUIT, WITH OR WITHOUT A GOOD REASON, RESIGN DUE TO DISABILITY OR DIE OR WE TERMINATE YOUR EMPLOYMENT, WITH OR WITHOUT CAUSE, PRIOR TO THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANYTHING FOR THE OPTIONS THAT YOU TENDERED AND WE CANCELED. FURTHERMORE, YOUR CANCELED OPTIONS WILL NOT BE REINSTATED.

         Each New Option granted will preserve the vesting schedule and the vesting commencement date of the option it replaces, so that on the date the New Option is granted and on any date thereafter, you will be vested in the New Option to the same proportion you would have been vested on that date had you retained your option that was tendered for exchange. However, if you are a nonexempt employee, your New Option, although vested, may not be exercised during the period of six months following the New Option Grant Date (except in the event of your death, disability, retirement, change in corporate ownership of AXT or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act.

         The Expiration Date for this offer is 9:00 p.m., Pacific Time, on June 24, 2003, unless and until we, in our discretion, have extended the period of time during which the offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the offer, as so extended, expires. See Section 16 ("Extension of Offer; Termination; Amendment") of this Offer to Exchange for a description of our rights to extend, delay, terminate and amend the offer.

         If we decide to take any of the following actions, we will publish a notice or otherwise inform you in writing of such action:

         - we increase or decrease the amount of consideration offered for the exchanged options;

         - we decrease the number of options eligible to be tendered in the offer;

         - we increase the number of options eligible to be tendered in the offer by an amount that exceeds 2% of the shares issuable upon exercise of the options that are subject to the offer immediately prior to the increase; or

         -        we extend or terminate the offer.

         If the offer is scheduled to expire at any time earlier than the tenth business day from, and including, the date that notice of the increase or decrease is first published, sent or given in the manner specified in Section 16 of this Offer to Exchange, we will extend the offer so that the offer is open at least ten business days following the publication, sending or giving of notice.

         We will also notify you of any other material change in the information contained in this Offer to Exchange.

         For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time, and a "trading day" means any business day on which a last sale price of our common stock is reported on the Nasdaq National Market (or other market or exchange on which our stock is quoted or traded).

3.       PURPOSE OF THE OFFER.

         We issued the options currently outstanding to:

         - provide our eligible employees with additional incentive and to promote the success of our business, and

         - encourage our eligible employees to continue their employment with us.

         One of the keys to our continued growth and success is the retention of our most valuable asset, our employees. The offer provides an opportunity for us to offer our eligible employees a valuable incentive to stay with AXT. Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our shares. We believe that these "underwater" options are unlikely to be exercised in the foreseeable future. By making this offer to exchange outstanding options for New Options that will have an exercise price at least equal to the market value of their underlying shares on their grant date, we intend to provide our eligible employees with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for employees and thereby maximize stockholder value. However, since we will not grant New Options until at least six months and one day after the date we cancel the options accepted for exchange, the New Options may have a higher exercise price than some or all of our currently outstanding options. Because of the large number of "underwater" options currently outstanding, a total re-grant of new options would have a severe negative impact on our dilution and outstanding shares. Furthermore, we have a limited pool of shares that we are allowed to issue under our employee stock plans without stockholder approval for additional shares, and we must therefore conserve our currently available plan shares for future new hires and on-going grants.

         Considering the ever-present risks associated with a volatile and unpredictable stock market, and our industry in particular, there is no guarantee that the market price at the time of the New Option grant (and thus the exercise price of your own New Option) will be less than or equal to the exercise price of your existing option, or that your New Option will increase in value over time.

         From time to time we engage in strategic transactions with business partners, customers and other third parties. We may engage in transactions in the future with these or other companies which could significantly change our structure, ownership, organization or management or the make-up of our Board of Directors, and which could significantly affect the price of our shares. If we engage in such a transaction or transactions before the date we grant the New Options, our shares could increase (or decrease) in value, and the exercise price of the New Options could be higher (or lower) than the exercise price of options you elect to have canceled as part of this offer. As outlined in Section 9 ("Source and Amount of Consideration; Terms of New Options") of this Offer to Exchange, the exercise price of any New Options granted to you in return for your tendered options will be the fair market value of the underlying shares on the date of grant, as determined by the closing price reported by the Nasdaq National Market on the date of grant. You will be at risk of any such increase in our share price before the grant date of the New Options for these or any other reasons.

         We are also reserving the right, in the event of a merger, spin off or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive New Options under this Offer to Exchange. If we were to terminate your right to receive New Options under this offer in connection with such a transaction, employees who have tendered options for cancellation pursuant to this offer would not receive options to purchase securities of the acquiror or any other consideration for their tendered options. These transactions could include plans or proposals that relate to or would result in:

         (a) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving our Company;

         (b) any purchase, sale or transfer of a material amount of our assets, including a sale or transfer of one of our divisions;

         (c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

         (d) any change in our present Board of Directors or management, including a change in the number or term of directors; however we may fill our existing Board and officer vacancies, hire for new officer positions or change any executive officer's material terms of employment (see Appendix A of this Offer to Exchange);

         (e) any other material change in our corporate structure or business;

         (f) our common stock not being authorized for quotation in an automated quotation system operated by a national securities association;

         (g) our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act;

         (h)      the suspension of our obligation to file reports pursuant to
                  Section 15(d) of the Securities Exchange Act;

         (i) the acquisition by any person of any of our securities or the disposition of any of our securities; or

         (j) any changes in our certificate of incorporation, bylaws, other governing instruments or any actions that could impede the acquisition of control of us by any person.

         Neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this Offer to Exchange and to consult your own investment and tax advisors. You must make your own decision whether or not to tender your options for exchange.

4.       PROCEDURES FOR TENDERING OPTIONS.

         PROPER TENDER OF OPTIONS.

         To validly tender your options through the offer, you must, in accordance with the terms of the Election Form (in the form attached as Annex 1) and its accompanying instructions, properly complete, execute and deliver the Election Form to us via facsimile (fax number (510) 438-4793) or hand delivery, courier or mail to Kirk Lowe, SEC Reporting Manager, at AXT, Inc., 4281 Technology Drive, Fremont, California 94538, along with any other required documents. We must receive all of the required documents before 9:00 p.m., Pacific Time, on the Expiration Date. The Expiration Date is June 24, 2003, unless we extend the offer.

         If you do not deliver your Election Form by the deadline, then you will not be able to participate in the option exchange, and all stock options currently held by you will remain unchanged at their original exercise price and under their original terms. If the offer is extended by us, you must deliver these documents before 9:00 p.m., Pacific Time, on the extended Expiration Date. We will not accept delivery of any Election Form after expiration of the offer. If you deliver an Election Form and then decide to tender additional Eligible Options, you must properly complete, execute and deliver to us a new Election Form before 9:00 p.m., Pacific Time, on the Expiration Date.

         Except as described in the following sentences, an Election Form must be executed by the option holder who tendered the options exactly as the option holder's name appears on the option agreement or agreements evidencing such options. If the option holder's name has been legally changed since the signing of the option agreement, the option holder must submit proof of the legal name change. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of authority of such person to act in such a representative capacity must be indicated on the Election Form.

         IF YOU RETURN FOR EXCHANGE ANY ELIGIBLE OPTION, YOU WILL AUTOMATICALLY BE DEEMED TO HAVE RETURNED ALL OF YOUR REQUIRED OPTIONS FOR EXCHANGE AND CANCELLATION, ALTHOUGH YOU MUST STILL PROPERLY COMPLETE THE ELECTION FORM.

         THE DELIVERY OF ALL DOCUMENTS, INCLUDING ELECTION FORMS, NOTICES TO WITHDRAW FROM THE OFFER AND ANY OTHER REQUIRED DOCUMENT, IS AT YOUR OWN RISK. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURE YOUR PACKAGE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM OUR RECEIPT OF YOUR ELECTION FORM WITHIN TWO BUSINESS DAYS OF RECEIPT. IF YOU DO NOT RECEIVE CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT WE HAVE RECEIVED YOUR ELECTION FORM.

         DETERMINATION OF VALIDITY; REJECTION OF OPTIONS; WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE OF DEFECTS.

         We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of options and all questions as to the number of shares subject to Eligible Options or Required Options or to be subject to New Options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept properly and timely tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder. To the extent we waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, we will waive such condition, defect or irregularity for all other similarly situated options or option holders. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the offer period, subject only to an extension, which we may grant in our sole discretion.

         OUR ACCEPTANCE CONSTITUTES AN AGREEMENT.

         Your tender of options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer, subject to your right to withdraw from the offer prior to the Expiration Date. Our acceptance for exchange of your options tendered by you through the offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer. This agreement will survive your death or incapacity and all of your obligations pursuant to this offer will be binding upon your heirs, personal representatives, successors and assigns.

         Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the Expiration Date all properly tendered Eligible Options and Required Options that have not been validly withdrawn.

5.       WITHDRAWAL RIGHTS AND CHANGE OF ELECTION.

         You may only withdraw your tendered options or change your election in accordance with the provisions of this Section 5. If your employment with us terminates prior to the Expiration Date, your tendered options will automatically be withdrawn. If automatically withdrawn, you may exercise those options to the extent they are vested at the time of your termination, but only during the limited period for which those options remain exercisable pursuant to your option agreement following your termination.

         You may withdraw your tendered options at any time before 9:00 p.m., Pacific Time, on June 24, 2003. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended Expiration Date. We expect to accept and cancel all properly tendered Eligible Options and Required Options promptly on the Cancellation Date. However, if we have not accepted and canceled your properly tendered options by July 23, 2003, you may withdraw your tendered options at any time on and after July 23, 2003.

         To validly withdraw your tendered options, you must, in accordance with the terms of the Notice to Withdraw from the Offer (in the form attached as Annex 2) and its accompanying instructions, properly complete, execute and deliver the Notice to Withdraw from the Offer to us via facsimile (fax number
(510) 438-4793) or hand delivery, courier or mail to Kirk Lowe, SEC Reporting Manager, at AXT, Inc., 4281 Technology Drive, Fremont, California 94538, while you still have the right to withdraw your tendered options. WE WILL NOT ACCEPT DELIVERY OF A NOTICE TO WITHDRAW FROM THE OFFER BY E-MAIL.

         A PROPERLY COMPLETED, EXECUTED AND DELIVERED NOTICE TO WITHDRAW FROM THE OFFER WILL RESULT IN THE WITHDRAWAL FROM THE OFFER OF ALL OF YOUR TENDERED OPTIONS. YOU MAY NOT SUBMIT SUCH A NOTICE TO WITHDRAW FROM THE OFFER FOR LESS THAN ALL OF YOUR TENDERED OPTIONS (INCLUDING BOTH ELIGIBLE OPTIONS AND REQUIRED OPTIONS) AND MUST WITHDRAW ALL AND NOT ONLY A PORTION OF A PARTICULAR TENDERED OPTION. IF YOU DO NOT WISH TO WITHDRAW ALL OF YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD NOT SUBMIT A NOTICE TO WITHDRAW FROM THE OFFER. TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR OPTIONS, YOU SHOULD INSTEAD SUBMIT A NEW

ELECTION FORM COVERING THOSE OPTIONS THAT YOU DO WISH TO TENDER. YOU MAY NOT RESCIND ANY WITHDRAWAL, AND OPTIONS YOU WITHDRAW WILL THEREAFTER BE DEEMED NOT PROPERLY TENDERED FOR PURPOSES OF THE OFFER, UNLESS YOU PROPERLY RE-TENDER THOSE OPTIONS BY DELIVERING A PROPERLY COMPLETED AND EXECUTED ELECTION FORM BEFORE THE EXPIRATION DATE.

         If you deliver a new Election Form or Notice to Withdraw from the Offer that is properly signed and dated, it will replace any previously submitted Election Form or Notice to Withdraw from the Offer, which will be disregarded.

         Except as described in the following sentences, a Notice to Withdraw from the Offer must be executed by the option holder who tendered the options to be withdrawn exactly as the option holder's name appears on the option agreement or agreements evidencing such options. If the option holder's name has been legally changed since the signing of the option agreement, the option holder must submit proof of the legal name change. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in that capacity must be indicated on the Notice to Withdraw from the Offer.

         Neither AXT nor any other person is obligated to give notice to you of any defects or irregularities in any Notice to Withdraw from the Offer or any new Election Form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notices to Withdraw from the Offer and new Election Forms. Our determination of these matters will be final and binding.

         THE DELIVERY OF ALL DOCUMENTS, INCLUDING ELECTION FORMS, NOTICES TO WITHDRAW FROM THE OFFER AND ANY OTHER REQUIRED DOCUMENT, IS AT YOUR OWN RISK. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURE YOUR PACKAGE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM OUR RECEIPT OF ANY NOTICE TO WITHDRAW FROM THE OFFER WITHIN TWO BUSINESS DAYS OF RECEIPT. IF YOU DO NOT RECEIVE CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT WE HAVE RECEIVED YOUR NOTICE TO WITHDRAW FROM THE OFFER.

6.       ACCEPTANCE OF OPTIONS FOR EXCHANGE AND ISSUANCE OF NEW OPTIONS.

         Upon the terms and subject to the conditions of the offer and promptly following the Expiration Date, we will accept for exchange and cancellation all options properly tendered and not validly withdrawn before the Expiration Date. Once the options are canceled, you will no longer have any rights with respect to those options. If your options are properly tendered and accepted for exchange, these options will be canceled as of the Cancellation Date, and you will be granted New Options on or promptly after the first trading day that is at least six months and one day after the Cancellation Date. Thus, subject to the terms and conditions of this offer, if your options are properly tendered by June 24, 2003, the scheduled Expiration Date of the offer, and accepted for exchange and canceled on June 24, 2003 after 9:00 p.m. Pacific Time, you will be granted New Options on or promptly after December 26, 2003. If we accept and cancel options properly tendered for exchange after June 24, 2003, or if we extend the date by which we must accept and cancel options properly elected for exchange, the period in which the New Options will be granted will be similarly delayed.

         We will send a confirmation of our acceptance of the tender of your Eligible Options and Required Options promptly after the Expiration Date and will notify you if we reject your election to exchange your Eligible Options on or prior to the Expiration Date. Unless you are notified of a rejection, you may assume that, immediately following the Expiration Date, your properly executed and delivered Election Form and your tendered Eligible Options and Required Options have been accepted.

         If we accept for exchange any of the options you tender in the offer, you will not be granted any other options, such as annual, bonus or promotion-related options, for which you otherwise may be eligible, before the grant date of the New Options, so that you will be granted no new options for any reason until at least six months and one day after any of your tendered options have been canceled. We will defer the grant to you of these other options in order to avoid incurring compensation expense against our earnings as a result of accounting rules that could apply to these interim option grants as a result of the offer. Any such grant of these other options is in the discretion of our Board of Directors or Compensation Committee and subject to compliance with law and market prices for our stock prevailing at the time of the grant. On the other hand, if you do not return for exchange any of your Eligible Options in the offer, you may receive promotion, merit or other discretionary option grants for which you are approved prior to the date New Options are granted to others. As a result, participation in the offer may affect the grant date, price and vesting of any promotion, merit or other discretionary grants that may otherwise have been approved for you in the future.

         If you return options for exchange, you will receive, in exchange for each Eligible Option and Required Option that you return and we accept for exchange and cancellation, a grant of New Options for three shares for every four shares tendered for exchange, subject to proportionate adjustments for any stock dividends, stock splits, reverse stock splits and similar events. If, for any reason, you do not remain an employee of AXT or any of its subsidiaries through the date on which we grant the New Options, you will not receive any New Options or any other consideration in exchange for your tendered options that have been canceled pursuant to this offer.

         All New Options will be granted under our 1997 Plan. Each New Option will be subject to the terms and conditions of the applicable option agreement between you and AXT.

         If your canceled options were incentive stock options, the New Options will be incentive stock options to the maximum extent they qualify as incentive stock options under current U.S. tax laws. One requirement for the New Options to qualify as incentive stock options is that the value of shares subject to options that become exercisable by the option holder for the first time in any calendar year cannot exceed $100,000, as determined using the fair market value of the shares on the option grant date. The excess value is deemed to be a nonstatutory stock option. It is possible that your New Options may exceed the $100,000 limit, and the excess portion will be granted as nonstatutory stock options, even if your tendered options were incentive stock options.

         IF YOU DO NOT REMAIN AN EMPLOYEE OF AXT OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU RETURN YOUR OPTIONS FOR EXCHANGE THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS, OR ANY OTHER PAYMENT OR CONSIDERATION IN EXCHANGE FOR YOUR RETURNED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE AND CANCELED, REGARDLESS OF HOW OR WHY YOUR EMPLOYMENT TERMINATED. THE OFFER DOES NOT CHANGE THE "AT-WILL" NATURE OF YOUR EMPLOYMENT WITH US, AND YOUR EMPLOYMENT MAY BE TERMINATED BY US OR YOU AT ANY TIME, INCLUDING PRIOR TO THE GRANT DATE OR VESTING OF THE NEW OPTIONS, FOR ANY REASON WITH OR WITHOUT CAUSE.

         PARTIAL TENDERS.

         We will not accept partial tenders of your Eligible Options or Required Options. However, you may tender the remaining portion of an option that you have partially exercised. You may choose to exchange one option and not exchange another, but you may not exchange less than all of the unexercised shares subject to a particular outstanding option that you elect to exchange. In addition, if you tender any option for exchange, you will be required to also tender all of your Required Options, which are options that were granted to you during the six-month period prior to the commencement of this offer. If you return for exchange any Eligible Options pursuant to the offer, you will automatically be deemed to have returned all of your Required Options for exchange and cancellation. This does not change your responsibility to properly complete and return the Election Form. The offer was commenced on May 27, 2003, which means that if you participate in the offer, you will be required to tender all options granted to you after November 26, 2002.

         CONSEQUENCES OF AXT BEING ACQUIRED, OR OF THE SALE OR SPIN OFF OF ONE OF OUR DIVISIONS.

         It is possible that, prior to the grant of New Options, we might effect or enter into an agreement for a merger or other similar transaction in which AXT is acquired by another company.

         If there is a sale of all or substantially all of our assets or stock, or we merge with another company, or the division in which you are employed is sold, transferred or spun off into a separate entity, before the Expiration Date, you may withdraw your tendered options and have all the rights afforded you to acquire our common stock under the existing agreements evidencing those options. Further, if AXT is acquired prior to the Expiration Date, we reserve the right to withdraw the offer, in which case your old options and your rights under them will remain intact.

         If there is a sale of all or substantially all of our assets or stock, or we merge with another company, after your tendered options are accepted for exchange and canceled but before the New Options are granted, our obligations in connection with the offer would not automatically be assumed by the acquiring company. Whether or not the obligation to grant the New Options is assumed would depend on the terms of the acquisition agreement. While we would seek to make provision for tendering option holders in the acquisition agreement, we cannot guarantee what, if any, provision would be made. As a result, we cannot guarantee that any New Options would be granted by the acquiring company in the event of such an acquisition. Therefore, it is possible that you could give up your Eligible Options and Required Options and not receive any New Options from the acquiring company.

         If the division in which you are employed is sold, spun off or subject to a similar transaction that results in such division no longer being a subsidiary of AXT, after your tendered options are accepted for exchange and canceled but before the New Options are granted, you may be ineligible to receive New Options from us, and our obligations in connection with the offer may not automatically be assumed by the acquiring or resulting company. Whether or not the obligation to grant options in the acquiring or resulting entity is assumed would depend on the terms of the transaction documents and the structure of the transaction. While we would seek to make provision for tendering option holders in the transaction, we cannot guarantee what, if any, provision would be made.

         If there is a sale of all or substantially all of our assets or stock, or we merge with another company, after your New Options have been granted, your New Options may be assumed or replaced with new options of the acquiring company. If the acquiring company does not assume or replace your New Options and if you remain an employee of AXT or one of our subsidiaries, the New Options will automatically become fully vested and exercisable ten days prior to the effective date of such a transaction. Any New Option that is neither assumed by the acquiring company nor exercised as of the date of the acquisition will terminate as of the effective date of the acquisition. If the division in which you are employed is sold, spun off or subject to a similar transaction that results in such division no longer being a subsidiary of AXT, after your New Options have been granted, the treatment of your outstanding options will depend on the terms of the transaction documents, similar to the treatment of any outstanding options that you do not tender for cancellation.

         We are also reserving the right, in the event of a merger or similar transaction, or sale, transfer or spin out of one of our divisions, to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive New Options under this Offer to Exchange. If we were to terminate your right to receive New Options under this offer in connection with such a transaction, employees who have tendered options for cancellation pursuant to this offer might not receive options to purchase securities of the acquiring company or any other consideration for their tendered options.

         ACCEPTANCE OF OPTIONS RETURNED FOR EXCHANGE.

         For the purposes of the offer, we will be deemed to have accepted Eligible Options and Required Options that are validly returned for exchange and are not properly withdrawn when we give oral or written notice to the option holders that we have accepted the tendered options for exchange. We currently intend to provide such notice by e-mail, inter-office mail, mail, or facsimile. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the Expiration Date all properly tendered options that are not validly withdrawn. When we accept your tendered options for exchange and we cancel those options, you will have no further rights with respect to those options. We will send each participating option holder a notice indicating the number of option shares that we have accepted and canceled, the number of shares that will be subject to the New Options and the expected New Option Grant Date.

7.       CONDITIONS OF THE OFFER.

         Notwithstanding any other provision of the offer, we will not be required to accept any options tendered for exchange, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, if at any time on or after May 27, 2003, and prior to the Expiration Date, any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any case and regardless of the circumstances giving rise to the event, the occurrence of such event or events makes it inadvisable for us to proceed with the offer or with such acceptance and cancellation of options tendered for exchange:

         (a) there has been threatened or instituted or is pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal that directly or indirectly challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, or the issuance of New Options, or otherwise relates in any manner to the offer, or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of AXT or our subsidiaries or materially impair (such as by increasing the accounting or other costs of the offer to AXT) the contemplated benefits of the offer to AXT, as described above in Section 3 ("Purpose of the Offer");

         (b) there has been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or to AXT or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

                  (i) make the acceptance for exchange of, or issuance of New Options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the offer or that otherwise relates in any manner to the offer;

                  (ii) delay or restrict our ability, or render us unable, to accept for exchange, or issue New Options for, some or all of the tendered options;

                  (iii) materially impair (such as by increasing the accounting or other costs of the offer to AXT) the contemplated benefits we hope to receive as a result of the offer as described above in Section 3 ("Purpose of the Offer"); or

                  (iv) materially and adversely affect AXT's business, condition (financial or other), income, operations or prospects or materially impair the contemplated benefits of the offer to us;

         (c)      there has occurred:

                  (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

                  (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

                  (iii) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

                  (iv) any decrease in the market price of the shares of our common stock to a price that is less than 50% of the closing sale price of our common stock on the date of this Offer to Exchange or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of AXT or our subsidiaries or on the trading in our common stock;

                  (v) any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of AXT or our subsidiaries or that, in our reasonable judgment, makes it inadvisable to proceed with the offer;

                  (vi) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof; or

                  (vii) any decline in either the Dow Jones Industrial Average or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% measured during any time period prior to the close of business on June 24, 2003;

         (d) there has occurred any change in generally accepted accounting standards or the application or interpretation thereof that could or would require us for financial reporting purposes to record compensation expense against our earnings in connection with the offer;

         (e) a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for AXT, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

                  (i)      any person, entity or "group" within the meaning of
                           Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a
                           Schedule 13D or Schedule 13G with the Securities and Exchange Commission on or before June 24, 2003;

                  (ii)     any such person, entity or group that has filed a
                           Schedule 13D or Schedule 13G with the SEC on or before June 24, 2003 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock;

                  (iii) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries; or

         (f) any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of AXT or our subsidiaries that, in our reasonable judgment, is material and adverse to AXT or our subsidiaries or may materially impair the contemplated benefits of the offer to AXT.

         The conditions to the offer are for AXT's benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. To the extent that judgment is required to determine whether one of the conditions set forth above has been triggered, we will employ our commercially reasonable judgment in determining whether such condition has been triggered and whether to waive such condition. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.       PRICE RANGE OF OUR COMMON STOCK UNDERLYING THE OPTIONS.

         Since our initial public offering in May, 1998, our common stock has been quoted on the Nasdaq National Market under the symbol "AXTI". The following table shows the high and low sales prices per share of our common stock as reported by the Nasdaq National Market for each of the fiscal quarters indicated.

                                                            HIGH       LOW
                                                          --------   --------
Fiscal 1998
  May 20, 1998 to June 30, 1998........................   $ 15.000   $ 10.125
  Third quarter........................................     15.500      7.000
  Fourth quarter.......................................     10.813      6.000

Fiscal 1999
  First quarter........................................     22.500      9.063
  Second quarter.......................................     27.000     19.375
  Third quarter........................................     35.125     17.750
  Fourth quarter.......................................     23.875     12.063

Fiscal 2000
  First quarter........................................     45.750     14.500
  Second quarter.......................................     46.000     21.250
  Third quarter........................................     44.375     31.125
  Fourth quarter.......................................     41.688     24.500

Fiscal 2001
  First quarter........................................     44.560     14.500
  Second quarter.......................................     40.670     13.720
  Third quarter........................................     26.700     10.200
  Fourth quarter.......................................     16.850     10.300

Fiscal 2002
  First quarter........................................     16.890      8.850
  Second quarter.......................................     11.600      7.000
  Third quarter........................................      8.390      2.080
  Fourth quarter.......................................      2.820      0.970

Fiscal 2003
  First quarter........................................     0.6700      1.950

         As of May 22, 2003, the last reported sale price during regular trading hours of our common stock, as reported by the Nasdaq National Market, was $1.21 per share.

         WE RECOMMEND THAT YOU EVALUATE CURRENT MARKET QUOTES FOR OUR COMMON STOCK, AMONG OTHER FACTORS, BEFORE DECIDING WHETHER OR NOT TO TENDER YOUR OPTIONS.

         Our stock price has been, and in the future may be, highly volatile and could continue to decline. Our stock price could also rise prior to the grant of the New Options and thereafter fall. The trading price of our common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many technology companies, including semiconductor companies, and that have often been unrelated or disproportionate to the operating performance of these companies. The New Options will not be granted until the trading date that is at least six months and one day after the date your returned options are accepted and canceled. The exercise price of the New Options will be the last reported sale price of our common stock reported on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date they are granted. The exercise price of the New Options may be higher than the exercise price of your options canceled under this program. In addition, our common stock may thereafter trade at prices below the exercise price of the New Options. Depending on the exercise price of your canceled options and other factors, your New Options may be less valuable than your canceled options.

9.       SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS.

         CONSIDERATION.

         The New Options will be issued under our 1997 Plan. For each Eligible Option or Required Option that you return and that we accept for exchange, you will receive a New Option exercisable for the same number of shares that were subject to your returned option at the time it was canceled, subject to proportionate adjustments for any stock dividends, stock splits, reverse stock splits and similar events.

         If we receive and accept for exchange all Eligible Options and Required Options outstanding as of May 27, 2003, we will grant New Options to purchase approximately 1,145,913 shares of our common stock. If all Eligible Options and Required Options are properly returned and accepted for exchange and canceled, the common stock issuable upon exercise of the New Options granted in exchange will equal approximately 5.1% of the total shares of our common stock outstanding as of May 27, 2003. The shares of common stock subject to returned options originally granted under the 1997 Plan that are accepted for exchange and canceled will, after such cancellation, be available for re-grant and reissuance under the 1997 Plan.

         TERMS OF NEW OPTIONS.

         All New Options will be issued under either the 1997 Plan. For each New Option granted, AXT and the option holder will enter into a new stock option agreement. The terms and conditions of the New Options will vary from the terms and conditions of the options tendered for exchange in terms of the number of shares underlying such options to the extent that a canceled option was partially exercised prior to tender, the exercise price of such options and the termination date of such options. The following description of the New Options to be granted under the 1997 Plan is a summary of the material terms of the New Options.

         IMPORTANT NOTE: THE DESCRIPTION BELOW OF THE NEW OPTIONS IS MERELY A SUMMARY AND DOES NOT PURPORT TO BE COMPLETE. THE DESCRIPTION IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, ALL PROVISIONS OF THE 1997 PLAN AND THE FORMS OF STOCK OPTION AGREEMENT UNDER THE 1997 PLAN. THE COMPLETE 1997 PLAN DOCUMENTS, AS MOST RECENTLY AMENDED, THE FORMS OF STOCK OPTION AGREEMENT UNDER THE 1997 PLAN AND THE PROSPECTUSES FOR THE 1997 PLAN MAY BE OBTAINED BY CONTACTING KIRK LOWE, SEC REPORTING MANAGER, AT AXT, INC., 4281 TECHNOLOGY DRIVE, FREMONT, CALIFORNIA 94538, TELEPHONE (510) 683-5900, EXTENSION 208, OR EMAIL AT KIRK.LOWE@AXT.COM. WE WILL PROMPTLY FURNISH YOU COPIES OF THESE DOCUMENTS AT OUR EXPENSE.

         GENERAL.

         The 1997 Plan was adopted on July 26, 1997. As of May 27, 2003, there were 1,956,981 shares of our common stock available for issuance under the 1997 Plan. The 1997 Plan permits our Board of Directors or Compensation Committee to grant, on a discretionary basis, incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, and nonstatutory stock options to eligible service providers.

         ADMINISTRATION.

         The Plans and the options granted under them are administered by the Board of Directors or a duly appointed committee of the Board of Directors (the "Administrator"). Subject to the other provisions of the 1997 Plan, the Administrator has the power to determine the terms and conditions of the options granted and has the authority to construe, interpret and amend the Plans and any options.

         TERM.

         Each New Option will have a term of ten years commencing on the New Option Grant Date.

         TIME OF EXERCISE; TERMINATION OF EMPLOYMENT.

         Generally, you may exercise the vested portion of a New Option at any time prior to the option's expiration date. However, if your employment with us terminates, the time in which you may exercise the vested portion of your New Option will be reduced. If your employment with us terminates for any reason other than your death or disability, you may only exercise the vested portion of your New Option within one (1) month following your termination date, but in any event no later than the option expiration date. If your employment with us terminates as a result of your disability or death, you, or the person who becomes entitled to exercise your option by reason of your death, may only exercise the vested portion of your New Option within six (6) months following your termination date, but in any event no later than the option expiration date.

         VESTING.

         Each New Option will preserve the vesting schedule and the vesting commencement date of the option it replaces, so that on the date the New Option is granted and on any date thereafter, you will be vested in the New Option to the same extent you would have been vested on that date had you retained your canceled option. However, if you are a nonexempt employee, your New Option, although vested, may not be exercised during the period of six months following the New Option Grant Date (except in the event of your death, disability, retirement, change in corporate ownership of AXT or other circumstances permitted by regulation) in accordance with the Worker Economic Opportunity Act.

         EXERCISE PRICE.

         The Administrator determines the exercise price at the time the option is granted. The exercise price per share for the New Options will be 100% of the fair market value of our common stock on the New Option Grant Date, which will be equal to the last reported sale price during regular trading hours of our common stock on the Nasdaq National Market on the New Option Grant Date. Because we will not grant New Options until at least six months and one day after the date we cancel the options accepted for exchange, the New Options may have a higher exercise price than some or all of the options that are tendered. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your options.

         WE CANNOT GUARANTEE THAT THE NEW OPTIONS WILL HAVE A LOWER EXERCISE PRICE THAN ANY OR ALL ELIGIBLE OPTIONS AND REQUIRED OPTIONS YOU ELECT TO TENDER.

         PAYMENT OF EXERCISE PRICE.

         You may exercise your New Options, in whole or in part, by delivery to us of a written notice of exercise accompanied by payment in full of the applicable exercise price. The permissible methods of payment of the option exercise price are determined by the Board of Directors and generally include the following, subject to the right of the Company to restrict at any time the permissible forms of payment as set forth in the option agreement (the permissible methods also may be limited in certain countries outside of the United States):

         -    cash or check;

         - by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to AXT of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option;

         - tender to AXT of shares of our common stock, which if acquired from us, have been owned by the option holder for no less than six months, having a fair market value on the date of exercise equal to the aggregate exercise price; or

         -    a combination of the foregoing methods.

         ADJUSTMENTS UPON CERTAIN EVENTS.

         If there is a change in our capitalization, such as a stock dividend, stock split, reverse stock split or other similar event, an appropriate adjustment will be made to the price of each option and the number of shares subject to each option.

         If there is a "Change in Control," which is defined in the 1997 Plan, your New Options may be assumed or replaced with new options of the acquiring company. In the event the acquiring corporation elects not to assume the Company's rights and obligations under the New Option or substitute for the New Options in connection with the Change in Control, and provided that your employment has not terminated prior to such date, any unexercised portion of the New Option shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change of Control. Any New Option that is neither assumed nor replaced by the acquiring company nor exercised as of the date of the Change in Control will terminate at the effective time of the Change in Control. In addition, New Options will provide that in the event of a "change in control," as defined in the option agreement, and termination of employment or resignation for "good reason," as defined in the option agreement, within twelve months after the change in control, the vesting and exercisability of the option will accelerate such that the option will become immediately exercisable and vested in full as of the date of the termination or resignation.

         REGISTRATION OF OPTION SHARES.

         All shares of common stock issuable upon exercise of options under the 1997 Plan, including the shares that will be issuable upon exercise of all New Options, have been registered under the Securities Act of 1933 on Registration Statements on Form S-8 filed with the SEC. Unless you are considered an "affiliate" of ours, you will be able to sell AXT shares you acquire by exercising your New Option free of any transfer restrictions under applicable United States securities laws.

         TAX CONSEQUENCES.

         If you are a U.S. employee, you should refer to Section 14 of this Offer to Exchange for a discussion of the material U.S. federal income tax consequences of the New Options and the options tendered for exchange, as well as the consequences of accepting or rejecting this offer. If you are an employee outside the United States, you should refer to Appendix B to this Offer to Exchange for a discussion of income tax consequences for employees in the People's Republic of China, Japan or Taiwan, of the New Options and the options tendered for exchange. We recommend that you consult with your own tax advisor to determine the tax and social insurance consequences of this transaction under the laws of the country in which you live and work.

10.      INFORMATION CONCERNING AXT, INC.

         We are incorporated in the State of Delaware. Our principal executive offices are located at 4281 Technology Drive, Fremont, California 94538, and our telephone number at that address is (510) 683-5900.

         AXT designs, develops, manufactures and distributes high-performance compound semiconductor substrates, as well as opto-electronic semiconductor devices, such as high-brightness light emitting diodes, or HBLEDs, and laser diodes including vertical cavity surface emitting lasers, or VCSELs, and Fabry-Perot laser diodes. Our substrate products are used primarily in wireless communications, lighting display applications, and fiber optic communications. We believe our proprietary vertical gradient freeze, or VGF, technique for manufacturing compound semiconductor substrates provides significant benefits over other methods and has enabled us to become a leading manufacturer of compound semiconductor substrates. We pioneered the commercial use of VGF technology to manufacture gallium arsenide, or GaAs, substrates and used VGF technology to manufacture substrates from other materials, including indium phosphide, or InP, and germanium, or GE. Our acquisition of Lyte Optronics in 1999 provided us with expertise in epitaxial processes for manufacturing opto-electronic semiconductor devices. We use these capabilities to make blue, green and cyan HBLEDs and laser diodes. Our opto-electronic semiconductor devices are used in a wide range of applications, such as solid-state lighting and fiber optic communications. Over the past four years, we have implemented an initiative, which is now largely complete, to reduce the cost of manufacturing our substrates by moving most of our operations to China and by investing in sources of low cost raw materials. We also expanded our HBLED manufacturing capacity in response to an increase in customer demand.

         The following table sets forth selected financial information for AXT, Inc. The selected historical statement of operations data for the fiscal years ended December 31, 2001 and 2002 and the selected historical balance sheet data as of December 31, 2001 and 2002 have been derived from the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The selected historical statement of operations data for the three months ended March 31, 2002 and March 31, 2003 and the selected historical balance sheet data as of March 31, 2003 have been derived from the unaudited financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2003. The information presented below should be read together with the complete financial statements and the notes related thereto as well as the section of these reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." We have presented the following data in thousands, except per share data.

                          Statement of Operations Data

                                                    Quarters Ended March 31,      Years Ended December 31,
                                                  ------------   ------------   ---------------------------
                                                      2003           2002           2002           2001
                                                  ------------   ------------   ------------   ------------
Revenue                                           $     12,657   $     16,777   $     63,175   $    119,530
Cost of revenue                                         12,938         16,484         74,031         82,191
                                                  ------------   ------------   ------------   ------------
Gross profit (loss)                                       (281)           293        (10,856)        37,339
Operating expenses:
   Selling, general and administrative                   3,286          5,202         18,648         21,487
   Research and development                                744          1,353          4,868          8,204
   Restructuring costs                                       -              -         39,086              -
                                                  ------------   ------------   ------------   ------------
              Total operating expenses                   4,030          6,555         62,602         29,691
                                                  ------------   ------------   ------------   ------------
Income (loss) from operations                           (4,311)        (6,262)       (73,458)         7,648
Interest expense                                           237            385          1,326          2,081
Other (income) and expense, net                           (231)          (717)        12,705         13,373
                                                  ------------   ------------   ------------   ------------
Loss before income tax benefit                          (4,317)        (5,930)       (87,489)        (7,806)
Income tax benefit                                           -         (2,372)        (6,308)        (2,810)
                                                  ------------   ------------   ------------   ------------
Net loss                                          $     (4,317)  $     (3,558)  $    (81,181)  $     (4,996)
                                                  ============   ============   ============   ============

Basic income (loss) per share:
   Income (loss) from continuing operations       $      (0.20)  $      (0.17)  $      (3.63)  $      (0.23)
   Loss from discontinued operations                         -              -              -              -
   Net income (loss)                                     (0.20)         (0.17)         (3.63)         (0.23)

Diluted income (loss) per share:
   Income (loss) from continuing operations       $      (0.20)  $      (0.17)  $      (3.63)  $      (0.23)
   Loss from discontinued operations                         -              -              -              -
   Net income (loss)                                     (0.20)         (0.17)         (3.63)         (0.23)

Shares used in per share calculations:
  Basic                                                 22,628         22,414         22,433         22,278
  Diluted                                               22,628         22,414         22,433         22,278

                               Balance Sheet Data

                                                                                             Years Ended
                                                                     Quarter Ended           December 31,
                                                                       March 31,     ---------------------------
                                     ASSETS                              2003            2002           2001
                                                                     -------------   ------------   ------------
Current assets
     Cash and cash equivalents                                        $     18,335   $     13,797   $     37,538
     Short-term investments                                                  9,107          8,205         25,673
     Accounts receivable, net                                                7,947          7,195         15,684
     Inventories                                                            34,487         37,598         55,587
     Prepaid expenses and other current assets                               2,979          4,002          3,577
     Income tax receivable                                                   8,220          8,783              -
     Assets held for sale                                                        -          5,957              -
     Deferred income taxes                                                       -              -         10,557
        Total current assets                                                81,075         85,537        148,616
Property, plant and equipment                                               39,178         39,982         82,573
Other assets                                                                 5,936          5,341          4,511
Goodwill                                                                         -              -          1,107
Restricted deposits                                                         10,722         11,150              -
Long-term investments                                                        2,197          3,657          6,552
                                                                      ------------   ------------   ------------
        Total assets                                                  $    139,108   $    145,667   $    243,359
                                                                      ============   ============   ============

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable                                                 $      4,221   $      4,228   $      2,943
     Accrued liabilities                                                    10,499         11,407         13,670
     Current portion of long-term debt                                         944            965          2,336
     Current portion of capital lease obligation                             3,411          3,562          4,372
                                                                      ------------   ------------   ------------
        Total current liabilities                                           19,075         20,162         23,321
Long-term debt, net of current portion                                      13,062         13,289         14,342
Long-term capital lease, net of current portion                              3,990          4,847         10,002
Deferred income taxes                                                            -              -          8,099
Other long-term liabilities                                                  1,746          1,712          1,273
                                                                      ------------   ------------   ------------
        Total liabilities                                                   37,873         40,010         57,037
                                                                      ------------   ------------   ------------
Stockholders' equity:
     Preferred stock, $.001 par value; 2,000 shares authorized;              3,532          3,532          3,532
        883 shares issued and outstanding
     Common stock, $.001 par value; 70,000 shares authorized;              154,670        154,485        153,635
        22,694, 22,495 and 22,383 shares issued and outstanding
     Retained earnings                                                     (56,514)       (52,197)        28,984
     Other comprehensive income (loss)                                        (453)          (163)           171
                                                                      ------------   ------------   ------------
        Total stockholders' equity                                         101,235        105,657        186,322
                                                                      ------------   ------------   ------------
        Total liabilities and stockholders' equity                    $    139,108   $    145,667   $    243,359
                                                                      ============   ============   ============


                                           Fiscal Years Ended December 31            Quarters Ended March 31
                                           ------------------------------           ------------------------
                                              2002              2001                   2003          2002
                                             ------            ------                 ------        ------
Book value per share                         $      4.70       $     8.36             $    4.47     $    8.09
Earnings deficiency*                         $100,390.00       $16,233.00             $5,573.00     $7,723.00

-----------
*Additional earnings (in thousands) required to bring ratio of earnings to fixed charges to one-to-one.

         The financial information included in our annual report on Form 10-K for the fiscal year ended December 31, 2002, together with our quarterly report on Form 10-Q for the quarter ended March 31, 2003, are incorporated herein by reference. Please see Section 18 ("Additional Information") of this Offer to Exchange for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

11. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS.

         A list of our directors and executive officers is attached to this Offer to Exchange as Appendix A. Please see our definitive proxy statement for our 2003 annual meeting of stockholders, filed with the SEC on April 30, 2003, for information concerning the amount of our securities beneficially owned by our executive officers and directors as of April 24, 2003. As of May 27, 2003, our executive officers and directors (seven persons) as a group beneficially owned options outstanding under our employee benefit plans to purchase a total of 1,436,400 shares of our common stock, which represented approximately 46.9% of the shares subject to all options to purchase our common stock outstanding under our employee benefit plans as of that date. The options to purchase our shares owned by members of our Board of Directors, including those who are employees, and our executive officers, are not eligible to be tendered in the offer.

         The following table sets forth information, as of May 27, 2003, with respect to the ownership of options to purchase our common stock by each director, each of our executive officers and all of the directors and executive officers as a group. The percentages in the table below are based on a total of 3,062,738 shares of our common stock subject to outstanding stock options as of May 27, 2003.

                                                  SHARES SUBJECT TO   PERCENTAGE OF TOTAL
                   NAME                          OPTIONS OUTSTANDING     OPTIONS OWNED
Morris S. Young ...............................        376,000               12.3%
Davis Zhang ...................................        464,000               15.2%
Donald L. Tatzin ..............................        247,000                8.1%
Gordon Liu ....................................        197,400                6.4%
Jesse Chen ....................................         86,000                2.8%
David Chang ...................................         66,000                2.1%
Leonard LeBlanc ...............................           None                0.0%

All seven directors and executive directors
as a group ....................................      1,436,400               46.9%

         To the Company's knowledge, none of our executive officers, directors, affiliates or subsidiaries effected transactions in options to purchase AXT common stock, and two of our executive officers effected transactions in shares of AXT common stock during the 60 days prior to May 27, 2003. The following is a brief description of transactions in such securities effected by our executive officers during such 60-day period:

        - On April 29, 2003, Gordon Liu purchased 15,000 shares of AXT common stock for a price of $1.30 per share.

        - On April 30, 2003, Morris Young sold 8,000 shares of AXT common stock for a price of $1.50 per share. On May 6, 2003, Morris Young sold 5,000 shares of AXT common stock for a price of $1.50 per share. On May 8, 2003, Morris Young sold 5,000 shares of AXT common stock for a price of $1.50 per share. These transactions were effected pursuant to the terms of the sales plan established by Dr. Young under Rule 10b5-1 of the Securities Exchange Act of 1934.

         Except as otherwise described above, there have been no transactions in options to purchase our shares or in our shares which were effected during the 60 days prior to May 27, 2003 by AXT or, to our knowledge, by any executive officer, director, affiliate or subsidiary of AXT.

         On May 28, 1999, we completed our acquisition of Lyte Optronics, Inc. Under the terms of the acquisition, we issued approximately 2,023,000 shares of common stock and 883,000 shares of non-voting and non-convertible preferred stock with a 5.0% cumulative annual dividend rate payable when declared by the board of directors and $4 per share liquidation preference over common stock, in exchange for all of the issued and outstanding shares of the capital stock of Lyte Optronics.

         On July 25, 2000 we completed a private securities offering, raising approximately $8.5 million in exchange for 234,115 shares of common stock.

         On September 19, 2000, we sold pursuant to an underwritten public offering, 2,510,000 shares of our common stock at a price of $34.25 per share, including the shares from an over-allotment option exercised by the underwriters of the offering. We received cash of approximately $80.8 million net of underwriting discounts, commissions and expenses. Following the public offering, proceeds were used to repay our line of credit and for general corporate purposes.

12. STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER.

         Options granted under the 1997 Plan that we acquire through the offer will be canceled, and the shares subject to those options will be returned to the pool of shares available for the grant of New Options under the 1997 Plan.

         We believe that we will not incur any compensation expense for financial reporting purposes, as determined under generally accepted accounting principles, solely as a result of the transactions contemplated by the offer because:

         - an eligible employee who tenders any option for exchange must tender all options granted to that employee during the six month period prior to the date this offer commenced;

         - we will not grant any New Options until a trading day that is at least six months and one day after the date that we cancel options tendered and accepted by us for exchange; and

         - the exercise price of all New Options will equal the market price of the shares of common stock on the date we grant the New Options.

         We may incur compensation expense, however, if we grant any options to any tendering option holder before the first day that is at least six months and one day after the date we cancel the Eligible Options and Required Options accepted for exchange. Our grant of those options to the tendering option holder would be treated for financial reporting purposes as a variable award to the extent that the number of shares subject to the newly granted options is equal to or less than the number of the options holder's tendered option shares. In this event, we would be required to record as compensation expense the amount by which the market value of the shares subject to the newly granted options exceeds the exercise price of those shares. This compensation expense would accrue as a charge to our earnings over the vesting period of the newly granted options. We would adjust this compensation expense periodically during the vesting period based on increases or decreases in the market value of the shares subject to the newly granted options.

13.      LEGAL MATTERS; REGULATORY APPROVALS.

         We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of New Options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue New Options for tendered options is subject to the conditions described in
Section 7 of this Offer to Exchange.

         If we are prohibited by applicable laws or regulations from granting New Options during the period beginning on the day that is six months and one day from the date that we cancel the options accepted for exchange, when we currently expect to grant the New Options, and continuing thereafter, we will not grant any New Options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited throughout the period we will not grant any New Options, and you will not receive any other consideration for the options you tendered.

14.      MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

         The following is a general summary of the material U.S. federal income tax consequences of the exchange of options pursuant to the offer. This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date of the offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

         If you are living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you. We strongly recommend that you consult your own tax advisor to discuss the consequences to you of participating in the offer.

         Option holders who exchange outstanding options for New Options should not be required to recognize income for federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable event. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN CONSEQUENCES OF PARTICIPATING IN THE OFFER, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

         The following discussion regarding incentive stock options is presented to help Eligible Employees compare the different tax consequences of incentive stock options and nonstatutory stock options.

         FEDERAL INCOME TAX TREATMENT OF INCENTIVE STOCK OPTIONS.

         Under current law, an option holder will not realize taxable income upon receiving the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income for regular tax purposes upon the exercise of an incentive stock option. However, an option holder's alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares purchased, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the shares. Except in the case of an option holder's death or disability, if an option is exercised more than three months after the option holder's termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

         If an option holder sells or otherwise disposes of the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

         - more than two years after the date the incentive stock option was granted, and

         - more than one year after the date the incentive stock option was exercised.

         If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of those shares will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale. If the disposition is not qualifying, which we refer to as a "disqualifying disposition," the excess of the fair market value of the option shares on the date the option was exercised over the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income to the option holder at the time of the disposition. Any gain in excess of that amount will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If a loss is recognized, the option holder will have no ordinary income as a result of the disqualifying disposition, and the loss will be a capital loss.

         Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

         You should note that there is a risk that any incentive stock option you hold may be affected, even if you do not participate in the option exchange program. We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in the option exchange program.

         However, the IRS may characterize the option exchange program as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of the incentive stock options that could be exchanged. This does not necessarily mean that our offer to exchange options will be viewed the same way. Private letter rulings issued by the IRS contain its opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling or assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We, therefore, do not know if the IRS will assert the position that our option exchange program constitutes a "modification" of incentive stock options that can be tendered. A successful assertion by the IRS of this position could, in some cases, cause an option to cease to qualify as an incentive stock option. In other cases, such a successful assertion by the IRS could extend the option's holding period necessary to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option.

         If you tender incentive stock options and those options are accepted for exchange, the New Options that you are granted will be incentive stock options to the maximum extent they qualify as incentive stock options under U.S. tax laws on the date of the grant. One requirement for the New Options to qualify as incentive stock options is that the value of shares subject to options that become exercisable by the option holder for the first time in any calendar year cannot exceed $100,000, as determined using the fair market value of the shares on the option grant date. The excess value is deemed to be a nonstatutory stock option. It is possible that your New Options may exceed the $100,000 limit. In that case, the excess portion will be granted as nonstatutory stock options, even if your tendered options were incentive stock options. While the exchange and cancellation of your incentive stock options will not give rise to any tax consequences, you should refer to the tax discussion below regarding "Federal Income Tax Treatment of Nonstatutory Stock Options," because your New Options may not be incentive stock options and may be subject to different tax treatment than your Eligible Options.

         FEDERAL INCOME TAX TREATMENT OF NONSTATUTORY STOCK OPTIONS.

         Under current law, an option holder will not realize taxable income upon receiving the grant of an option that is not qualified as an incentive stock option, also referred to as a nonstatutory stock option. However, when an option holder exercises a nonstatutory stock option, the difference between the exercise price of the shares purchased and their fair market value on the date of exercise will be treated as compensation taxable as ordinary income to the option holder.

         We will be entitled to a deduction equal to the amount of ordinary income taxable to the option holder if we comply with applicable reporting requirements.

         The subsequent sale of the shares acquired pursuant to the exercise of a nonstatutory stock option generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares, and these capital gains or losses will be treated as long-term if you held the shares for more than one year following exercise of the option.

         WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

15. TERMS OF THE OFFER SPECIFIC TO ELIGIBLE PARTICIPANTS EMPLOYED IN THE PEOPLE'S REPUBLIC OF CHINA, JAPAN OR TAIWAN.

         If you are eligible to participate in the offer and are employed in the People's Republic of China, Japan or Taiwan, you are subject to the terms of this offer as described herein. International employees should refer to Appendix B ("Guide to International Issues") to this Offer to Exchange for a discussion of the tax and other consequences of accepting or rejecting the offer under foreign law.

         BEFORE ACCEPTING THE OFFER, WE RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL CONTRIBUTION CONSEQUENCES OF PARTICIPATING IN THE OFFER.

16.      EXTENSION OF OFFER; TERMINATION; AMENDMENT.

         We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event listed in Section 7 ("Conditions of the Offer") of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and thereby delay the acceptance for exchange of any options by giving oral, written or electronic notice of such extension to the option holders or making a public announcement thereof.

         We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Date to terminate or amend the offer and to postpone our acceptance and cancellation of any options tendered for exchange upon the occurrence of any of the events listed in Section 7, by giving oral, written or electronic notice of such termination or postponement to you or by making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the options tendered promptly after termination or withdrawal of a tender offer.

         Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event listed in Section 7 has occurred or is deemed by us to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to option holders or by decreasing or increasing the number of options being sought in the offer.

         Amendments to the offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced expiration date. Any public announcement made through the offer will be disseminated promptly to option holders in a manner reasonably designated to inform option holders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement.

         If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

         If we decide to take any of the following actions, we will publish a notice or otherwise inform you in writing of these actions:

         - we increase or decrease the amount of consideration offered for the exchanged options;

         - we decrease the number of options eligible to be exchanged in the offer;

         - we increase the number of options eligible to be exchanged in the offer by an amount that exceeds 2% of the shares issuable upon exercise of the options that are subject to the offer immediately prior to the increase; or

         -    we extend or terminate the offer.

         If the offer is scheduled to expire at any time earlier than the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this
Section 16, we will extend the offer so that the offer is open at least ten business days after we give notice of the change.

         For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

17.      FEES AND EXPENSES.

         We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to this Offer to Exchange.

18.      ADDITIONAL INFORMATION.

         This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to tender your options:

         1. our annual report on Form 10-K for our fiscal year ended December 31, 2002, filed with the SEC on March 21, 2003;

         2. our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the SEC on May 9, 2003;

         3. our definitive proxy statement for our 2003 annual meeting of stockholders, filed with the SEC on April 30, 2003;

         4. our Form S-8 registration statements registering shares to be issued under the 1997 Plan, filed with the SEC on November 13, 1998 (SEC file number 333-67297) and June 8, 2000 (SEC file number 333-38858); and

         5. the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 24, 1998 (SEC file number 000-24085).

         These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

         You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-732-0330.

         Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

         Our common stock is quoted on the Nasdaq National Market under the symbol "AXTI" and our SEC filings can be read at the following Nasdaq address:

                                Nasdaq Operations
                               1735 K Street, N.W.
                             Washington, D.C. 20006

         Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents) at no cost, by writing to Kirk Lowe at AXT, Inc., 4281 Technology Drive, Fremont, California 94538, or telephoning at (510) 683-5900 between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time.

         As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

         The information contained in this Offer to Exchange about AXT should be read together with the information contained in the documents to which we have referred you.

19.      MISCELLANEOUS.

         This Offer to Exchange and our SEC reports referred to above include "forward-looking statements." When used in this Offer to Exchange, the words "anticipate," "believe," "estimate," "expect," "intend" and "plan" as they relate to AXT or our management are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements. The documents we filed with the SEC, including our annual report on Form 10-K filed on March 21, 2003 and our quarterly report on Form 10-Q filed on May 9, 2003, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. These risks include, but are not limited to, the following:

         - The semiconductor industry is cyclical and is currently experiencing a severe and prolonged downturn, which has adversely impacted our operating results.

         - The impact of changes in global economic conditions on our customers may cause us to fail to meet expectations, which would negatively impact the price of our stock.

         - Unpredictable fluctuations in our operating results could disappoint analysts or our investors, which could cause our stock price to decline.

         - If the economy recovers and we are again in a period of high demand for our products, we may be unable to expand our manufacturing capacity quickly enough to meet increased demand, and we may be unable to lower our costs or increase revenue.

         - Our results of operations may suffer if we do not effectively manage our inventory.

         - We may need additional capital fund our future operations, expansion of capacity, or changes in manufacturing processes, which may not be available.

         - We may be adversely impacted by the occurrence of sudden acute respiratory syndrome (SARS), or the response of our customers or others to a perceived threat of SARS.

         - Our HBLED and VCSEL products are in their early stages, and we may not be able to achieve anticipated sales of these products.

         - If we do not successfully develop new products to respond to rapidly changing customer requirements, our ability to generate sales and obtain new customers may suffer.

         - Our operating results depend in large part on further customer acceptance of our existing substrate products and on our ability to develop new products based on our core VGF technology.

         - Increase competition in the markets for our products could prevent us from increasing revenue and sustaining profitability.

         - If we have low product yields, the shipment of our products may be delayed and our operating results may be adversely impacted.

         - Demand for our products may decease if our customers experience difficulty manufacturing, marketing or selling their products.

         - If demand for the products offered by our customers decreases, our customers may reduce purchases of our products.

         - We purchase critical raw materials and parts for our equipment from single or limited sources, and could lose sales if these sources fail to fill our needs.

         - If we fail to comply with environmental and safety regulations, we may be subject to significant fines or cessation of our operations.

         - The loss of one or more of our key substrate customers would significantly hurt our operating results.

         -    Defects in our products could diminish demand for our products.

         - Our substrate and opto-electronic semiconductor device products have a long qualification cycle that makes it difficult to plan our expenses and forecast our results.

         -    As our business matures, we may need to upgrade our systems.

         - If we fail to manage periodic contractions, we may utilize our cash balances and our existing case and cash equivalent balances could decline.

         - As a result of the difficult economic conditions, we have implemented restructuring and workforce reductions, which may adversely affect the morale and performance of our personnel and our ability to hire new personnel.

         - Any future acquisitions may disrupt our business, dilute stockholder value or distract management attention.

         - If any of our facilities is damaged by actions such a fire, explosion, or natural disaster, we may not be able to manufacture our products.

         - If we lose key personnel or are unable to hire additional qualified personnel as necessary, we may not be able to successfully manage our business or achieve our objectives.

         - If we are unable to protect our intellectual property, we may lose valuable assets or incur costly litigation.

         - We might face intellectual property infringement claims that may be costly to resolve and could divert management attention.

         - We derive a significant portion of our revenue from international sales, and our ability to sustain and increase our international sales involves significant risks.

         - If our expansion in China is more costly than we expect, our operating results will suffer.

         - Changes in China's political, social and economic environment may affect our financial performance.

         - The effect of terrorist threats and actions on the general economy could decrease our revenues.

         -    Our stock price has been and may continue to be volatile.

         - If we fail to comply with Nasdaq rules, our common stock may be delisted from the Nasdaq National Market, which could eliminate the trading market for our common stock.

         - Provisions in our charter, bylaws or Delaware law may delay or prevent a change in control of our company.

         - We have adopted certain anti-takeover measures that may make it more difficult for a third party to acquire us.

         - The financial condition of our customers may affect their ability to pay amounts owed to us.

         - Legislative actions, higher insurance costs and potential new accounting pronouncements are likely to cause our general and administrative expenses to increase and impact our future financial position and results of operations.

         For a complete description of these risks, please see the SEC filings referred to in Section 18 ("Additional Information") of this Offer to Exchange.

         We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

         WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR OPTIONS THROUGH THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS DOCUMENT OR DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE MEMORANDUM FROM MORRIS YOUNG DATED MAY 27, 2003, THE ELECTION FORM AND THE NOTICE TO WITHDRAW FROM THE OFFER. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

                                    AXT, INC.

May 27, 2003

                                   APPENDIX A

                    INFORMATION CONCERNING THE DIRECTORS AND
                         EXECUTIVE OFFICERS OF AXT, INC.

         The directors and executive officers of AXT, Inc. and their positions and offices as of May 27, 2003, are set forth in the following table:

    NAME                                                POSITION
Morris S. Young            Chairman of the Board of Directors, President and Chief Executive
                           Officer
Donald L. Tatzin           Chief Financial Officer and Director
Davis Zhang                President, Substrate Division
Gordon Liu                 President, Opto-electronics Division
David C. Chang             Director
Jesse Chen                 Director
Leonard LeBlanc            Director

         The address of each director and executive officer is: c/o AXT, Inc., 4281 Technology Drive, Fremont, California 94538.

         Executive officers are those persons defined as "officers" for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended.

                                   APPENDIX B

                          GUIDE TO INTERNATIONAL ISSUES

AXT, INC.
OFFER TO EXCHANGE OPTIONS: A GUIDE TO ISSUES IN THE PEOPLE'S REPUBLIC OF
CHINA

The following is a general summary of the tax consequences of the exchange of options under the offer for individuals subject to tax in the People's Republic of China. This discussion is based on Chinese tax law as of the date of this offer, which is subject to change, possibly on a retroactive basis. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Therefore, this summary does not replace the advice only your personal tax advisor may give you.

If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

OPTION EXCHANGE

We believe it is unlikely that you will be subject to tax as a result of the exchange of an existing option for the right to receive a New Option, although this result is not completely certain.

GRANT OF NEW OPTION

Under current law, you should not realize taxable income upon the grant to you of a New Option.

EXERCISE OF NEW OPTION

Due to legal restrictions in China, you will only be able to exercise your New Option using the cashless sell-all or cashless sell-to-cover method of exercise. Under the cashless sell-all method of exercise, options are exercised without any cash and all of your shares are sold immediately following exercise. You will receive the proceeds of the sale, minus the exercise price, broker's fees and any withholding taxes. Under the cashless sell-to-cover method of exercise, options are exercised without any cash and a number of the shares are sold to cover the exercise price, broker's fees and withholding taxes. The remaining shares will be provided to you. When you exercise the new option, you will be subject to income tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price. The spread for tax purposes will be treated as additional salary or wages from your employer.

SALE OF SHARES

If you acquire shares upon exercise of a New Option, when you subsequently sell the shares, you will be subject to tax on any additional gain. This gain will likely be treated as income from the transfer of securities and taxable at a rate of 20%.

WITHHOLDING AND REPORTING

We expect that you will fully comply with your tax and other obligations in connection with the receipt of benefits under your New Option, including paying individual income tax. You also understand that we will likely be required to make deductions from the amounts payable to you under the New Option as a withholding agent under individual income tax and social insurance legislation.

PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS AND TAX CONSEQUENCES RELEVANT TO YOUR PARTICIPATION IN THE OFFER.

AXT, INC.

OFFER TO EXCHANGE OPTIONS: A GUIDE TO ISSUES IN TAIWAN

This supplement has been prepared to provide employees in Taiwan with a summary of the tax and certain legal consequences of the proposed option exchange; that is, the cancellation of eligible outstanding options to purchase shares of AXT, Inc. ("AXT") by employees in exchange for the grant of new options to employees six months and one day later. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

OPTION EXCHANGE

You will not be subject to tax as a result of the exchange of an eligible outstanding option for a new option.

GRANT OF NEW OPTION

You will not be subject to tax when the new option is granted to you.

EXERCISE OF NEW OPTION

When you exercise the new option, you will not be subject to tax or social insurance contributions.

SALE OF SHARES

If you acquire shares upon exercise, you will not be subject to tax when you subsequently sell the shares.

WITHHOLDING AND REPORTING

Your employer is not required to withhold or report income tax or social insurance contributions at the time of exercise or sale of shares. It is your responsibility to report any pay all applicable taxes.

AXT, INC.

OFFER TO EXCHANGE OPTIONS: A GUIDE TO ISSUES IN JAPAN

This supplement has been prepared to provide employees in Japan with a summary of the tax and certain legal consequences of the voluntary cancellation of eligible outstanding options to purchase shares of AXT, Inc. ("AXT") by employees for the right to receive a subsequent grant of new options to employees six months and one day later. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the program to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

CANCELLATION OF ELIGIBLE OUTSTANDING OPTIONS AND SUBSEQUENT GRANT OF NEW OPTIONS

It is possible that you will be subject to income tax as a result of the cancellation of an eligible outstanding option for the right to receive a subsequent grant of a new option, although this result is not certain. Please consult your tax advisor to confirm the tax treatment.

GRANT OF NEW OPTION

You will not be subject to tax when the new option is granted to you.

EXERCISE OF NEW OPTION

When you exercise the new option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the option price. This gain likely will be treated as "remuneration income" (although the proper income classification is currently being litigated in the Japanese courts) and will be taxed at your marginal tax rate. Social insurance contributions will not be due on gain at exercise.

SALE OF SHARES

If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares. You will be taxed on the difference between the sale proceeds and the fair market value of the shares on the date of exercise. As of January 1, 2003, the tax rate on net capital gains for certain listed shares (including those listed on a foreign stock market) is 20% if they are sold through a securities broker licensed in Japan. Additional favorable capital gain tax treatment may apply on a temporary basis for shares sold between 2003 and 2007. This treatment will apply to shares of publicly listed companies (including foreign listed companies) that satisfy certain additional conditions.

WITHHOLDING AND REPORTING

Your employer is not required to withhold income tax or social insurance contributions when you exercise your option. It is your responsibility to file a personal tax return and to report and pay any taxes resulting from the exchange, the exercise of your option and the sale of shares.

                                     ANNEX 1

                                  ELECTION FORM

                                    AXT, INC.
                            OFFER TO EXCHANGE OPTIONS

                                  ELECTION FORM

         I have received the Offer to Exchange dated May 27, 2003, the memorandum from Morris S. Young dated May 27, 2003, this Election Form and the Notice to Withdraw from the Offer (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees the opportunity to exchange outstanding, unexercised, stock options with an exercise price greater than $2.10 per share ("Old Options") for new stock options ("New Options") to be granted on and having an exercise price determined by the fair market value of a share of AXT, Inc. ("AXT") common stock on December 26, 2003. The New Options will be granted under AXT's 1997 Stock Option Plan. This offer expires at 9:00 p.m., Pacific Time, on June 24, 2003.

         If I elect to tender my unexercised Old Option for cancellation in exchange for AXT's promise to grant to me a New Option, the number of shares subject to the New Option will be for three shares for every four shares subject to the corresponding Old Option, rounded down to the nearest full share, subject to adjustments for stock dividends, stock splits, reverse stock splits and other similar events. I understand that the original vesting schedule and vesting commencement date for each Old Option will be applied to the New Option that replaces it. For each Old Option I tender, I will lose my right to all unexercised shares under that option.

         I UNDERSTAND THAT IF I ELECT TO TENDER ANY OPTIONS, ALL OPTIONS GRANTED TO ME IN THE SIX MONTHS PRIOR TO THE COMMENCEMENT OF THIS OFFER (I.E., AFTER NOVEMBER 26, 2002) WILL ALSO BE CANCELED AND REPLACED WITH NEW OPTIONS.

         I UNDERSTAND THAT IF MY EMPLOYMENT TERMINATES FOR ANY REASON WHATSOEVER BEFORE DECEMBER 26, 2003, I WILL LOSE ALL RIGHTS TO MY CANCELED OPTIONS, AND I WILL NOT BE GRANTED NEW OPTIONS OR RECEIVE ANY OTHER PAYMENT OR CONSIDERATION IN EXCHANGE FOR MY CANCELED OPTIONS.

         I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE OLD OPTIONS, RESULTING IN A LOSS OF A POTENTIALLY SIGNIFICANT STOCK OPTION BENEFIT.

         I UNDERSTAND THAT IF I AM A U.S. EMPLOYEE SUBJECT TO THE OVERTIME COMPENSATION REQUIREMENTS OF THE FAIR LABOR STANDARDS ACT OF 1938, MY NEW OPTION, ALTHOUGH VESTED, MAY NOT BE EXERCISED DURING THE PERIOD OF SIX MONTHS FOLLOWING THE NEW OPTION GRANT DATE (EXCEPT IN THE EVENT OF MY DEATH, DISABILITY, RETIREMENT, CHANGE IN CORPORATE OWNERSHIP OF AXT OR OTHER CIRCUMSTANCES PERMITTED BY REGULATION) IN ACCORDANCE WITH THE WORKER ECONOMIC OPPORTUNITY ACT.

         I FURTHER UNDERSTAND THAT IF MY OLD OPTION WAS AN INCENTIVE STOCK OPTION MY NEW OPTION WILL BE AN INCENTIVE STOCK OPTION ONLY TO THE MAXIMUM EXTENT IT QUALIFIES AS AN INCENTIVE STOCK OPTION UNDER CURRENT U.S. TAX LAWS, AND THAT THE NON-QUALIFYING PORTION OF MY NEW OPTION WILL BE GRANTED AS A NONSTATUTORY STOCK OPTION.

         IF I LIVE OR WORK OUTSIDE OF THE UNITED STATES, I UNDERSTAND AND AGREE THAT, BY ACCEPTING THE OFFER, I AM SUBJECT TO ALL OF THE TERMS APPLICABLE TO ME IN APPENDIX B ("GUIDE TO INTERNATIONAL ISSUES") TO THE OFFER TO EXCHANGE.

         If, subject to the terms and conditions of the Offer, you wish to participate in the Offer, please check the "YES" box below and indicate each outstanding Old Option you elect to tender for cancellation and replacement with a New Option pursuant to the Offer by circling on the Personnel Option Status report delivered to you each Old Option you wish to exchange. If you elect to tender any Old Option, your election MUST include all stock options granted to you after November 26, 2002. You must attach and return with this Election Form your Personnel Option Status report on which you have circled the Old Options you wish to exchange.

         If you do not wish to participate in the Offer, please check the "NO" box. In that case, your Old Options will not be canceled, and you will not receive New Options.

         You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Withdraw from the Offer at or before 9:00 p.m., Pacific Time, on June 24, 2003.

[ ] YES, I wish to tender for exchange under the terms and conditions of the Offer each of the options I have specified on my Personnel Option Status report which I have attached to this form, along with all options granted to me after November 26, 2002 even if I have not specified them on the attached report. I understand that all of these Old Options will be irrevocably canceled on June 24, 2003. I agree to all terms of the Offer.

         [ ] I have attached my Personnel Option Status report on which I have circled each Old Option I wish to tender for exchange through the Offer.

[ ]      NO, I do not wish participate in the Offer.

_____________________________    ___________________________________________
Employee Signature               Social Security/National ID/Tax File Number

_____________________________    _________________________________      ______________________
Employee Name (Please Print)     E-mail Address (if available)          Date and Time
                                 or Fax Number

                            RETURN ELECTION FORM AND
     PERSONNEL STATUS REPORT INDICATING OPTIONS ELECTED FOR EXCHANGE, IF ANY

                TO KIRK LOWE, SEC REPORTING MANAGER, AT AXT, INC.
             NO LATER THAN 9:00 P.M., PACIFIC TIME, ON JUNE 24, 2003

                         VIA FACSIMILE AT (510) 438-4793

                                       OR

                        BY HAND DELIVERY, COURIER OR MAIL
                                  TO KIRK LOWE

                                    AXT, INC.
                              4281 TECHNOLOGY DRIVE
                                FREMONT, CA 94538

                 AXT, INC. WILL SEND YOU AN E-MAIL CONFIRMATION
             WITHIN 2 BUSINESS DAYS OF RECEIPT OF THIS ELECTION FORM

AXT, Inc.
4281 TECHNOLOGY DRIVE
FREMONT, CA 94538

                            PERSONNEL OPTION SUMMARY

                                AS OF 5/27/2003

NAME    ID    NUMBER DATE    PLAN/TYPE SHARES    PRICE     EXERCISED    VESTED     CANCELLED     UNVESTED   OUTSTANDING EXERCISABLE

                        INSTRUCTIONS TO THE ELECTION FORM

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. DELIVERY OF ELECTION FORM.

         A properly completed and executed original of this Election Form (or a facsimile of it), Personnel Option Status Report on which you have circled the options you wish to tender for exchange and any other documents required by this Election Form, must be received by Kirk Lowe either via hand delivery, courier or mail at AXT, Inc., 4281 Technology Drive, Fremont, California 94538, or via facsimile at (510) 438-4793 on or before 9:00 p.m., Pacific Time, on June 24, 2003 (the "Expiration Date"). If the Offer is extended, you may submit the Election Form at any time until the extended expiration of the Offer.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY HAND DELIVER YOUR ELECTION FORM TO KIRK LOWE, AT AXT, INC. (THE "COMPANY"), OR YOU MAY COURIER IT, MAIL IT OR FAX IT TO HIM AT THE ADDRESS OR FAX NUMBER LISTED ABOVE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM THE RECEIPT OF YOUR ELECTION FORM WITHIN TWO BUSINESS DAYS OF DELIVERY. IF YOU HAVE NOT RECEIVED A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT KIRK LOWE HAS RECEIVED YOUR ELECTION FORM.

         A confirmation of receipt is not by itself an acceptance of your options for exchange. For purposes of the Offer, we will be deemed to have accepted your options for exchange that are validly tendered and not properly withdrawn as of when we give oral or written notice to the option holders generally of our acceptance for exchange of such options, which notice may be made by press release.

         2. WITHDRAWAL.

         Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless the Company accepts and cancels your tendered options before 9:00 p.m., Pacific Time, on July 23, 2003, you may withdraw your tendered options at any time on and after July 23, 2003. To withdraw tendered options you must fax (fax number
(510) 438-4793) or courier, mail or hand deliver to Kirk Lowe, AXT, Inc., 4281 Technology Drive, Fremont, California 94538, a signed and dated Notice to Withdraw from the Offer, with the required information, while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded, and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

         3. CHANGE OF ELECTION.

         As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You do not have to tender all your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion, as well as any other options issued after November 26, 2002 (the six-month period prior to the commencement of the Offer) regardless of their exercise price. You may change your mind about which individual option grants you would like to tender for exchange at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may change your election regarding particular option grants you tendered at any time until the extended expiration of the Offer. To change your election regarding any particular individual option grants you previously tendered while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information and Personnel Option Status report on which you have indicated the options you wish to tender for exchange, following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

         The Company will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your options have been canceled. Your options that are accepted for exchange will not be canceled until after 9:00 p.m. Pacific Time on June 24, 2003, or a later date if we extend the Offer.

         4. PERSONNEL OPTION STATUS REPORT.

         You must indicate on the Personnel Option Status report delivered to you the options you wish to tender for exchange through the Offer. You must make this indication by circling each option you wish to tender. Your Personnel Option Status report marked for options you wish to exchange must be delivered with this Election Form, and will thereby be considered part of this Election Form.

         5. TENDERS.

         The Company will not accept partial tenders of eligible options. Accordingly, you may tender all or none of the unexercised shares subject to each option you decide to tender. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your eligible options that were granted to you during the six-month period prior to the commencement of the Offer; therefore if you participate, all options granted to you after November 26, 2002 will be canceled regardless of their exercise price.

         6. SIGNATURES ON THIS ELECTION FORM.

         If this Election Form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change. If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to so act must be submitted with this Election Form.

         7. OTHER INFORMATION ON THIS ELECTION FORM.

         In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address (or fax number if you do not have an e-mail address) and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

         8. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form (which will be furnished at the Company's expense) should be directed to:

         Kirk Lowe
         SEC Reporting Manager
         AXT, Inc.
         4281 Technology Drive
         Fremont, California 94538
         (510) 683-5900, extension 208
         Fax: (510) 438-4793

         9. IRREGULARITIES.

         All questions as to the number of option shares subject to options to be accepted for exchange and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time, as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE 9:00 P.M., PACIFIC TIME, ON JUNE 24, 2003.

         10. ADDITIONAL DOCUMENTS TO READ.

         You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from Morris S. Young dated May 27, 2003 before deciding to participate in the Offer.

         11. IMPORTANT TAX INFORMATION.

         You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside of the United States, you should refer to Appendix B to the Offer to Exchange for a discussion of tax consequences that may apply to you.

         12. MISCELLANEOUS.

                  (a) DATA PRIVACY. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, AXT, Inc. and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

         You understand that AXT, Inc. and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

                  (b) ACKNOWLEDGEMENT AND WAIVER. By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

                                     ANNEX 2

                        NOTICE TO WITHDRAW FROM THE OFFER

                                    AXT, INC.
                            OFFER TO EXCHANGE OPTIONS

                               NOTICE TO WITHDRAW
                                 FROM THE OFFER

         I previously received a copy of the Offer to Exchange and an Election Form. I signed and returned the Election Form, in which I elected to accept an offer from AXT, Inc. ("AXT") to exchange some of or all of my options (the "Offer"). I now wish to change that election and reject the Offer. I understand that by signing this Notice and delivering it to Kirk Lowe by 9:00 p.m., Pacific Time, on June 24, 2003, I will have withdrawn my acceptance of the Offer and will have rejected the Offer instead.

         I understand that in order to reject the Offer, I must sign, date and deliver this Notice via facsimile (fax number (510) 438-4793) or by hand delivery, courier or mail to Kirk Lowe at AXT, Inc., 4281 Technology Drive, Fremont, California 94538 by 9:00 p.m., Pacific Time, on June 24, 2003.

         I understand that by rejecting the Offer, I will not receive any New Options pursuant to the Offer, and I will keep the Old Options that I have. The Old Options will continue to be governed by the stock plan under which they were granted and by the existing option agreements between AXT and me.

         I understand that I may change this rejection of the Offer, and once again accept the Offer, by submitting a new Election Form via facsimile (fax number (510) 438-4793) or by hand delivery, courier or mail to Kirk Lowe at AXT, Inc., 4281 Technology Drive, Fremont, California 94538 by 9:00 p.m., Pacific Time, on June 24, 2003.

         I have signed this Notice and printed my name exactly as it appears on the Election Form.

         I DO NOT ACCEPT THE OFFER TO EXCHANGE ANY OPTIONS.

__________________________        _____________________________________________________________
Employee Signature                Social Security/National ID/Tax File Number

_______________________________   _________________________________     ________________________
Employee Name (Please Print)      E-mail Address (if available)         Date and Time
                                  or Fax Number

                    RETURN TO KIRK LOWE AT AXT NO LATER THAN
                    9:00 P.M., PACIFIC TIME ON JUNE 24, 2003

                         VIA FACSIMILE AT (510) 438-4793

                                       OR

                        BY HAND DELIVERY, COURIER OR MAIL
                                 TO KIRK LOWE AT

                                    AXT, INC.
                              4281 TECHNOLOGY DRIVE
                               FREMONT, CA 94538.

                 AXT, INC. WILL SEND YOU AN E-MAIL CONFIRMATION
   WITHIN 2 BUSINESS DAYS OF RECEIPT OF THIS NOTICE TO WITHDRAW FROM THE OFFER

              INSTRUCTIONS TO THE NOTICE TO WITHDRAW FROM THE OFFER

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. DELIVERY OF NOTICE TO WITHDRAW FROM THE OFFER.

         A properly completed and executed original of this Notice to Withdraw from the Offer (or a facsimile of it), and any other documents required by this Notice to Withdraw from the Offer, must be received either via hand delivery, courier or mail by Kirk Lowe at AXT, Inc., 4281 Technology Drive, Fremont, California 94538 or via facsimile (fax number (510) 438-4793) on or before 9:00 p.m., Pacific Time, on June 24, 2003 (the "Expiration Date"). If the Offer is extended, you may submit a Notice to Withdraw from the Offer at any time until the extended expiration of the Offer.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY HAND DELIVER YOUR ELECTION FORM TO KIRK LOWE, AT AXT, INC. (THE "COMPANY"), OR YOU MAY COURIER IT, MAIL IT OR FAX IT TO HIM AT THE ADDRESS OR FAX NUMBER LISTED ABOVE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM THE RECEIPT OF YOUR NOTICE TO WITHDRAW WITHIN TWO BUSINESS DAYS OF DELIVERY. IF YOU HAVE NOT RECEIVED A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT KIRK LOWE RECEIVED YOUR NOTICE TO WITHDRAW.

         Although by submitting a Notice to Withdraw from the Offer you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form, with the required information to the Company, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

         IF YOU DO NOT WISH TO WITHDRAW ALL OF YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD NOT SUBMIT THIS NOTICE TO WITHDRAW FROM THE OFFER. IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR OPTIONS, YOU SHOULD SUBMIT A NEW ELECTION FORM INSTEAD.

         As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You do not have to tender all your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion. You may change your mind about which individual option grants you would like to tender for exchange. To change your election regarding particular individual option grants you previously tendered while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form, or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

         Although it is our intent to send you a confirmation of receipt of this Notice, by signing this Notice to Withdraw from the Offer (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options.

         2. SIGNATURES ON THIS NOTICE TO WITHDRAW FROM THE OFFER.

         If this Notice to Withdraw from the Offer is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change. If this Notice to Withdraw from the Offer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice to Withdraw from the Offer.

         3. OTHER INFORMATION ON THIS NOTICE TO WITHDRAW FROM THE OFFER.

         In addition to signing this Notice to Withdraw from the Offer, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address (or fax number if you do not have an e-mail address) and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

         4. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Withdraw from the Offer (which will be furnished at the Company's expense) should be directed to:

         Kirk Lowe
         SEC Reporting Manager
         AXT, Inc.
         4281 Technology Drive
         Fremont, CA 94538
         (510) 683-5900, extension 208
         Fax: (510) 438-4793

         5. IRREGULARITIES.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Withdraw from the Offer that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Withdraw from the Offer, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Withdraw from the Offer will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Withdraw from the Offer must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Withdraw from the Offer, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THE NOTICE TO WITHDRAW FROM THE OFFER (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE 9:00 P.M., PACIFIC TIME, ON JUNE 24, 2003.

         6. ADDITIONAL DOCUMENTS TO READ.

         You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from Morris S. Young dated May 27, 2003 before making any decisions regarding participation in, or withdrawal from, the Offer.

         7. IMPORTANT TAX INFORMATION.

         You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the United States, you should refer to Appendix B to the Offer to Exchange for a discussion of tax consequences that may apply to you.